Exhibit 99.10

Notes: *This document has been translated from a part of the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

*In addition, (1) the “Guidance on Exercise Voting Rights” on pages 5 to 6 of Japanese original is not translated, as the voting website is available in Japanese only. (2) the “Guidance on Live Streaming over the Internet” on page 7 of the Japanese original is not translated, as the live stream is available in Japanese only.

*Please note that institutional investors may use the Electronic Voting Platform operated by ICJ, Inc.

Securities Code: 9508

June 5, 2026

(Start date of measures for electric provision: May 26, 2026)

Dear Shareholders,

Kazuhiro Ikebe, Representative Director & Chairperson

Kyushu Electric Power Company, Incorporated

1-82, Watanabe-dori 2-chome, Chuo-ku, Fukuoka

Notice of Convocation of the 102nd Ordinary General Meeting of Shareholders and the Class General Meeting of Common Shareholders

You are cordially notified of the 102nd Ordinary General Meeting of Shareholders and the Class General Meeting of Common Shareholders of Kyushu Electric Power Company, Incorporated (the “Company”), to be held as indicated below.

When convening this general meeting of shareholders, the Company takes measures for providing in electronic format the information that constitutes the content of reference documents for the shareholders meeting, etc. (matters for which measures for providing information in electronic format are to be taken). This information is posted on each of the following websites, so please access either of those websites to confirm the information.

[Company’s website]

https://www.kyuden.co.jp/ir_stock_meeting.html (in Japanese)

[Transfer Agent’s website (General Meeting of Shareholders portal)]

https://www.soukai-portal.net (The QR code is located on the voting card.) (in Japanese)

[Tokyo Stock Exchange website (Listed Company Search)]

https://www2.jpx.co.jp/tseHpFront/JJK020010Action.do?Show=Show

(Enter “Kyushu Electric Power Company” in “Issue name (company name)” or the Company’s securities code “9508” in “Code,” and click “Search.” Then, click “Basic information” and select “Documents for public inspection/PR information.” Under “Filed information available for public inspection,” click “Click here for access” under “[Notice of General Shareholders Meeting /Informational Materials for a General Shareholders Meeting].”)

Note:	The websites may be temporarily unavailable due to scheduled maintenance or other reason. If you are unable to access one of the websites, please check another website or try to access it again at a later time.

1.	Date and Time:	Thursday, June 25, 2026 at 10:00 a.m.

2.	Place:	1-2, Watanabe-dori 1-chome, Chuo-ku, Fukuoka “Tsuru” 4F Hotel New Otani Hakata

3.       Purposes of the Meeting

Matters to be reported:

1.	Business Report, Report on the Consolidated Financial Statements and Financial Statements for the 102nd Fiscal Year (from April 1, 2025 to March 31, 2026)

2.	Audit Report of the Consolidated Financial Statements by the Accounting Auditor and the Audit and Supervisory Committee

Matters to be resolved:

<Company Proposals (Resolutions No. 1 through No. 4)>

Resolution No. 1: Appropriation of Surplus

The Company proposes the year-end dividend to be \25 per common share, and ¥1,450,000 per share of Class B Preferred Shares.

Resolution No. 2: Approval of the Share Transfer Plan

Approval is requested for the share transfer plan pertaining to the establishment of a holding company through a sole-share transfer.

* This is a resolution for the Ordinary General Meeting of Shareholders and the Class General Meeting of Common Shareholders.

Resolution No. 3:        Election of Ten (10) Members of the Board of Directors (Excluding Members of the Board of Directors Who Are Audit and Supervisory Committee Members)

Approval is requested for the election of ten (10) Members of the Board of Directors below.

No.	Name	No.	Name
1	Kazuhiro Ikebe	6	Hideo Sato
2	Masaru Nishiyama	7	Norihiro Nakamura
3	Noboru Hashimoto	8	Masamichi Shinohara
4	Atushi Soda	9	Yuji Hirako
5	Hiroto Kido	10	Keiko Watanabe

Resolution No. 4: Election of Four (4) Members of the Board of Directors Who Are Audit and Supervisory Committee Members

Approval is requested for the election of four (4) Members of the Board of Directors who are Audit and Supervisory Committee Members below.

No.	Name	No.	Name
1	Yoshiro Uchimura	3	Yuka Shigetomi
2	Tomoka Sugihara	4	Yasuo Onozawa

<Shareholder Proposals (Resolutions No. 5 through No. 23)>

The Board of Directors is opposed to all proposals, from Resolutions No. 5 through No. 23.

・Proposals by One (1) Shareholder (Resolutions No. 5 through No. 14)

Resolution No. 5: Partial Amendments to the Articles of Incorporation: The Company Aims to be a Company that Values its Shareholders

Resolution No. 6: Partial Amendments to the Articles of Incorporation: Complete Independence of Organ Concerning Compliance

Resolution No. 7: Partial Amendments to the Articles of Incorporation: Fair Transactions with Subsidiaries

Resolution No. 8: Partial Amendments to the Articles of Incorporation: Clarifying Responsibility for Changes to Dividends

Resolution No. 9: Partial Amendments to the Articles of Incorporation: Clarifying Responsibility for and Speed of Response to Scandals

Resolution No. 10: Partial Amendments to the Articles of Incorporation: Active Information Disclosure

Resolution No. 11: Partial Amendments to the Articles of Incorporation: Shareholders’ Approval of Particularly Important Positions

Resolution No. 12: Partial Amendments to the Articles of Incorporation: Confirmation of Business Profitability

Resolution No. 13: Partial Amendments to the Articles of Incorporation: Establishment of Organ Reviewing Group Companies

Resolution No. 14: Partial Amendments to the Articles of Incorporation: Establishment of Organ Reviewing Personnel Evaluations

・Proposals by Forty-eight (48) Shareholders (Resolutions No. 15 through No. 23)

Resolution No. 15: Partial Amendments to the Articles of Incorporation: Review of Crisis Management System

Resolution No. 16: Partial Amendments to the Articles of Incorporation: Response to Nuclear Emergency Preparedness

Resolution No. 17: Partial Amendments to the Articles of Incorporation: Discontinuation of Plutonium-Thermal Generation

Resolution No. 18: Partial Amendments to the Articles of Incorporation: Discontinuation of Plutonium-thermal Power Generation

Resolution No. 19: Partial Amendments to the Articles of Incorporation: Suspension of Construction of the Dry Storage Facility on the Premises of Genkai Nuclear Power Station

Resolution No. 20: Partial Amendments to the Articles of Incorporation: Limit on Plutonium Acquisition

Resolution No. 21: Partial Amendments to the Articles of Incorporation: Abandonment of Construction of the Dry Storage Facility on the Premises of Sendai Nuclear Power Station

Resolution No. 22: Partial Amendments to the Articles of Incorporation: Promotion of Battery Energy Storage Business

Resolution No. 23: Partial Amendments to the Articles of Incorporation: Direct Disposal of Spent Fuels

Detailed information on the resolutions stated above is provided in matters subject to measures for electronic provision (see pages 5 to 75).

As the enclosed voting card will be used as an attendance card at the meeting, please be sure to bring it with you and submit it to the reception desk. Please be advised in advance that persons other than shareholders who are able to exercise voting rights (such as non-shareholder representatives) may not attend the meeting.

Shareholders who require assistance or interpretation (including sign language interpretation) may be accompanied by a single assistant or interpreter. However, the participation of the accompanying party at the venue shall be limited to speaking and acting as an assistant or interpreter, except in the case that they are also a shareholder who is able to exercise voting rights.

In accordance with the provisions of laws and regulations and Article 16, paragraph 2 of the Articles of Incorporation of the Company, the following matters are not provided in the paper-based documents delivered to shareholders who have made a request for delivery of such documents and are posted on each website listed on page 1.

Accordingly, the paper-based documents delivered to shareholders who have made a request for delivery constitute a part of the documents that were audited by Audit and Supervisory Committee and the Accounting Auditor when preparing the audit report.

(i)	“Main Business Locations,” “Employees,” “Main Lenders,” “Company Stock Information,” “Accounting Auditor Information,” and “Systems for Ensuring the Propriety of Business Activities and the Status of its Implementation” in the Business Report

(ii)	The Consolidated Statement of Changes in Equity and the Notes to the Consolidated Financial Statements

(iii)	The Statement of Changes in Equity and the Notes to the Financial Statements

If revisions to the matters subject to measures for electronic provision arise, a notice of the revisions will be posted on the relevant websites.

Reference Documents for the General Meeting of Shareholders

Resolutions and Reference Information

<Company Proposals (Resolutions No. 1 through No. 4)>

Resolutions No. 1 through No. 4 are proposals made by the Company.

Resolution No. 1: Appropriation of Surplus

With respect to dividends, the Company makes decisions based on a principle of maintaining stable dividends in comprehensive light of the Company’s medium- to long-term profitability and financial conditions, etc. as well as its business performance for the current fiscal year.

The year-end dividend for the current fiscal year is proposed to be ¥25 per common share based on the abovementioned basic policy. Accordingly, the annual dividends for the current fiscal year shall total \50 per share in combination with the interim dividend paid in December 2025.

With regard to the year-end dividend for class B preferred shares for the current fiscal year is proposed to be ¥1,450,000 per share in accordance with the provisions of the Articles of Incorporation. Accordingly, the annual dividends for the current fiscal year shall total \2,900,000 per share in combination with the interim dividend paid in December 2025.

Matters regarding year-end dividends

1	Matters regarding type and allotment of dividend property to shareholders and their aggregate amount

¥25 per common share of the Company as cash dividend	¥11,846,979,750
¥1,450,000 per share of Class B Preferred Shares of the Company as cash dividend	¥2,900,000,000
Total payment:	¥14,746,979,750

2	Effective date of dividends of surplus

June 26, 2026

Resolution No. 2: Approval of the Share Transfer Plan

This is a resolution for the Ordinary General Meeting of Shareholders and the Class General Meeting of Common Shareholders.

The Company established a share transfer plan (the “Share Transfer Plan”) regarding the establishment of Kyuden Holdings Inc. (the “Holding Company”), which will be a holding company (a nonoperating holding company) (a sole parent company), through a sole-share transfer with an effective date of October 1, 2026 (scheduled) (the “Share Transfer”), and resolved it at a meeting of its Board of Directors held on March 26, 2026.

The approval of the shareholders is requested for the Share Transfer Plan. The reason for conducting the share transfer and the details and other matters concerning the Share Transfer Plan are presented below.

1.	Reason and purpose of the Share Transfer

(1)	Reason of the transition to a holding company structure

The Company is promoting various initiatives as one group in growth businesses that combine renewable energy, overseas operations, ICT services, and urban development, and other fields with its integrated energy services business. This aims to contribute to a sustainable society and further evolution of the Group.

At the same time, the business environment surrounding the Company is entering a major turning period, marked by the destabilization of the state of world affairs, increasing electricity demand, and the rapid advancement of digital technology, among other factors.

Even under such circumstances, the Company has, with nuclear safety as the top priority, examined a new group structure while pursuing further growth in its comprehensive energy services business, promoting further development of growth businesses in order to achieve its management vision. As a result, the Company has determined that transitioning to a holding company structure is the optimal option.

(2)	Purpose of transitioning to a holding company structure and the group management structure to be achieved by the transition

The purpose of the transition is to establish a structure that can achieve “group management from an overall optimization perspective” and “autonomous and efficient business operation” with the continuous improvement of nuclear safety as a prerequisite.

By establishing a holding company that does not have its own business, the Holding Company will steer and supervise group management and allocate optimal management resources across the group.

(i)	Group management from an overall optimization perspective

Efforts will be made to optimize the allocation of management resources from a group-wide perspective and enhance group governance.

(ii)	Autonomous and efficient business operations

By carrying out business activities tailored to the respective business environments and characteristics under the responsibility and authority of each business company, it will contribute to enhancing the competitiveness of each business.

(3)	Transition approach and procedures

The company will transition to a holding company structure based on the following approach.

(i)	Establishment of a Holding Company via a Sole-Share Transfer

By establishing a Holding Company through the Share Transfer, which will have an effective date of October 1, 2026, the Company will become a wholly owned subsidiary of the Holding Company.

(ii)	Transfer of Interest-Bearing Debt

To build a Group finance structure under which funds are procured centrally by the Holding Company and to improve capital efficiency by centralizing fund procurement and debt repayment, the Company will transfer its interest-bearing debt to the Holding Company as of the end of March 2027, through the approach of absorption-type company split.

(iii)	Transfer of Related Businesses

To build a structure that enables autonomous and efficient business operations and to maximize business value, the Company will, on April 1, 2027, transfer its hydropower generation business (conventional hydropower and pumped storage) and urban development business to Kyuden Mirai Energy Company, Inc. and Kyuden Urban Development Inc., Ltd. (to be established), respectively, through the approach of absorption-type company splits.

(iv)	Reorganization of Group Companies Following Establishment of the Holding Company

In order to complete the transition to the holding company structure, on April 1, 2027, the Company will transfer the shares it holds in Kyushu Electric Power Transmission and Distribution Co., Inc., Kyuden Mirai Energy Company, Inc., Kyuden International Corporation, QTnet, Inc., Kyuden Urban Development Inc., and Kraftia Corporation to the Holding Company through the approach of absorption-type company splits. As a result, Kyushu Electric Power Transmission and Distribution Co., Inc., Kyuden Mirai Energy Company, Inc., Kyuden International Corporation, QTnet, Inc., and Kyuden Urban Development Inc. will become wholly owned subsidiaries of the Holding Company.

(4)	Other

As a result of the Share Transfer, the Company will become a wholly owned subsidiary of the Holding Company, and therefore, the Company’s shares will be delisted (scheduled for September 29, 2026), with trading possible until September 28 of the same year. Please note that the delisting date of the Company’s shares may be subject to change based on the rules of the Tokyo Stock Exchange and the Fukuoka Stock Exchange. However, regarding the shares of the Holding Company that will be newly issued to all of the Company’s shareholders, we plan to apply for a new listing (technical listing) on the Prime Market of the Tokyo Stock Exchange and the Main Market of the Fukuoka Stock Exchange. The listing date is subject to review by the Tokyo Stock Exchange and the Fukuoka Stock Exchange, but it is scheduled to be October 1, 2026, which is the effective date of the Share Transfer.

2.	Overview of the Share Transfer Plan

The details of the Share Transfer Plan are as described in the “Share Transfer Plan (Copy)” below.

Share Transfer Plan

Kyushu Electric Power Co., Inc. (the “Company”) hereby establishes the following share transfer plan (the “Plan”) with respect to the share transfer (the “Share Transfer”) to incorporate a wholly owning parent company through the Share Transfer with the Company as the wholly owned subsidiary (hereinafter referred to as the “Holding Company”).

Article 1. (Share Transfer)

In accordance with the provisions of the Plan, the Company shall conduct the Share Transfer by way of sole-share transfer, whereby the Holding Company shall acquire all issued shares of the Company on the incorporation date of the Holding Company (as defined in Article 6).

Article 2. (Objects, Corporate Name, Location of Principal Office, Total Number of Shares Authorized to be Issued, and Other Matters Stipulated in the Articles of Incorporation of the Holding Company)

1.	The objects, corporate name, location of principal office, and total number of shares authorized to be issued of the Holding Company shall be as follows:

(1)	Objects

The objects of the Holding Company shall be as set forth in Article 2 of the attached Articles of Incorporation.

(2)	Corporate name

The name of the Holding Company shall be Kyuden Holdings Kabushiki Kaisha, and it shall be expressed in English as KYUDEN Holdings Inc.

(3)	Location of principal office

The location of the principal office of the Holding Company shall be 1-82, Watanabe-dori 2-chome, Chuo-ku, Fukuoka.

(4)	Total number of shares authorized to be issued

The total number of shares authorized to be issued by the Holding Company shall be one billion (1,000,000,000), and the total number of shares for each class authorized to be issued shall be one billion (1,000,000,000) for Common Shares and two thousand (2,000) for Class B Preferred Shares.

2.	In addition to the matters set forth in the preceding paragraph, the matters stipulated in the Articles of Incorporation of the Holding Company shall be as set forth in the attached Articles of Incorporation.

Article 3. (Names of Directors at Incorporation and Name of Accounting Auditor at Incorporation of the Holding Company)

1.	The names of the Directors at incorporation of the Holding Company (excluding Directors at incorporation serving as Audit and Supervisory Committee Members at incorporation) shall be as follows:

(1)	Director Kazuhiro Ikebe

(2)	Director Masaru Nishiyama

(3)	Director Noboru Hashimoto

(4)	Director Atsushi Soda

(5)	Director Yuji Hirako (External Director)

(6)	Director Keiko Watanabe (External Director)

2.	The names of the Directors at incorporation of the Holding Company serving as Audit and Supervisory Committee Members at incorporation shall be as follows:

(1)	Audit and Supervisory Committee Member Yoshiro Uchimura

(2)	Audit and Supervisory Committee Member Tomoka Sugihara (External Director)

(3)	Audit and Supervisory Committee Member Yuka Shigetomi (External Director)

(4)	Audit and Supervisory Committee Member Yasuo Onozawa (External Director)

3.	The name of the Accounting Auditor at incorporation of the Holding Company shall be as follows:

Deloitte Touche Tohmatsu LLC

Article 4. (Shares to Be Delivered and Their Allocation upon the Share Transfer)

1.	Upon the Share Transfer, the Holding Company shall deliver to the shareholders of common shares of the Company (hereinafter referred to as “Common Shareholders”) recorded in the shareholder register of the Company immediately prior to the time at which the Holding Company acquires all issued shares of the Company through the Share Transfer (hereinafter referred to as the “Reference Time”), in exchange for the common shares of the Company held by them, a number of shares of common shares of the Holding Company equal to the total number of shares of common shares issued by the Company at the Reference Time.

2.	With respect to the allotment of shares of common shares of the Holding Company to be delivered pursuant to the provisions of the preceding paragraph, one share of common shares of the Holding Company shall be allotted to each Common Shareholder of the Company at the Reference Time for each share of common shares of the Company held by them.

3.	Upon the Share Transfer, the Holding Company shall deliver to the shareholders of Class B Preferred Shares of the Company (hereinafter referred to as “Class B Preferred Shareholders”) recorded in the shareholder register of the Company at the Reference Time, in exchange for the Class B Preferred Shares of the Company held by them, a number of shares of Class B Preferred Shares of the Holding Company equal to the total number of shares of Class B Preferred Shares issued by the Company at the Reference Time.

4.	With respect to the allotment of shares of Class B Preferred Shares of the Holding Company to be delivered pursuant to the provisions of the preceding paragraph, one share of Class B Preferred Shares of the Holding Company shall be allotted to each Class B Preferred Shareholder of the Company at the Reference Time for each share of Class B Preferred Shares of the Company held by them.

Article 5. (Matters Concerning the Amount of Stated Capital and Reserves of the Holding Company)

The amounts of stated capital and reserves of the Holding Company at incorporation shall be as follows:

(1)	Amount of stated capital

237,304,863,699 yen

(2)	Amount of capital reserves

59,326,215,925 yen

(3)	Amount of retained earnings reserves

0 yen

Article 6. (Date of Incorporation of the Holding Company)

The date on which the incorporation of the Holding Company is to be registered (the “Incorporation Date of the Holding Company”) shall be October 1, 2026. Provided, however, that if necessary due to the progress of the Share Transfer procedures or any other reason, the Incorporation Date of the Holding Company may be changed by resolution of the Board of Directors of the Company.

Article 7. (General Meeting of Shareholders, Etc. Approving the Plan)

1.	The Company shall convene an Ordinary General Meeting of Shareholders scheduled for June 25, 2026, and seek resolutions approving the Plan and regarding matters necessary for the Share Transfer.

2.	The Company shall convene a class meeting of Common Shareholders scheduled for June 25, 2026, and seek resolutions approving the Plan and regarding matters necessary for the Share Transfer.

3.	If necessary due to the progress of the Share Transfer procedures or any other reason, the dates of the General Meeting of Shareholders and the class meeting of Shareholders provided in the preceding two paragraphs may be changed by resolution of the Board of Directors of the Company.

Article 8. (Listing Exchange of the Holding Company)

The Holding Company plans to list its common shares on the Prime Market of the Tokyo Stock Exchange and the Fukuoka Stock Exchange on the Incorporation Date of the Holding Company.

Article 9. (Administrator of Register of Shareholders of the Holding Company)

The administrator of register of shareholders of the Holding Company shall be Sumitomo Mitsui Trust Bank, Limited.

Article 10. (Cancellation of Treasury Shares)

The Company shall, by resolution of the Board of Directors convened by the day immediately preceding the Incorporation Date of the Holding Company, or by determination of a Director delegated by resolution of the Board of Directors, cancel, by the Reference Time, shares of treasury shares held by the Company to the extent practicable (including treasury shares acquired through the purchase of shares in response to the right of shareholders to demand purchase of shares as provided for in Article 806, Paragraph 1 of the Companies Act exercised in connection with the Share Transfer).

Article 11. (Effectiveness of the Plan)

The Plan shall cease to be effective in any of the following cases:

(1)	Where the required resolutions approving the Plan and regarding matters necessary for the Share Transfer are not obtained at either the Ordinary General Meeting of Shareholders or the class meeting of Shareholders provided for in Article 7;

(2)	Where the necessary approvals, permits, and other authorizations from relevant government authorities required for the implementation of the Share Transfer (including, but not limited to, the coming into effect of notifications to relevant government authorities) are not obtained by the Incorporation Date of the Holding Company;

(3)	Where the Share Transfer is discontinued pursuant to the following article.

Article 12. (Amendment of the Plan, Etc.)

After the establishment of the Plan and until the Incorporation Date of the Holding Company, if there is a material change in the assets or financial condition of the Company due to natural a disaster or other cause, if any circumstance arises that poses a material obstacle to the implementation of the Share Transfer, or if it otherwise becomes difficult to achieve the objectives of the Plan, the terms and conditions of the Share Transfer and other provisions of the Plan may be amended, or the Share Transfer may be discontinued, by resolution of the Board of Directors of the Company.

Article 13. (Matters Not Provided for in the Plan)

With respect to matters necessary for the Share Transfer that are not provided for in the Plan, the Company shall determine such matters in accordance with the purport of the Share Transfer.

March 26, 2026

Masaru Nishiyama

Representative Director & President

Kyushu Electric Power Co., Inc.

1-82, Watanabe-dori 2-chome, Chuo-ku, Fukuoka

(Attachment)

ARTICLES OF INCORPORATION

OF

KYUDEN Holdings Inc.

Chapter Ⅰ.  General Provisions

Article 1. (Corporate Name)

The name of the Company shall be Kyuden Holdings Kabushiki Kaisha. It shall be expressed in English as KYUDEN Holdings Inc.

Article 2. (Objects)

1.	The objects of the Company shall be to support and manage the business activities of other companies by holding shares in such companies engaged in the following businesses:

(1)       Electric power service;

(2)       Manufacture, sale, lease, installation, operation and maintenance of electrical machinery and appliances, as well as, heat storage air-conditioning system, heat storage hot water supply system and any other equipment for leveling of demand for electric power or for efficient use of electricity;

(3)       Heat supply service;

(4)       Telecommunication service;

(5)       Services of information processing and information supply, and development, sale, lease of software;

(6)       Investigation, design, execution and supervision of telecommunication construction, electric construction, engineering-works construction;

(7)       Development, mining, processing, purchase and sale, and transport of energy resources;

(8)       Gas supply service;

(9)       Nursing care service and management of home for the aged;

(10)       Disposition and reuse of wastes and industrial wastes, and sale of recycled articles made from them;

(11)       Housing performance evaluation and guarantee service;

(12)       Air transportation service;

(13)       Production and sale of concrete products;

(14)       Production, processing and sale of agricultural, forestry and fishery products;

(15)       Operations related to non-life insurance agencies and offering life insurance;

(16)       Urban development business, dealing, leasing and management of real estate, and real estate investment advisory service;

(17)       Engineering, consulting, and sale of technologies and know-how relating to any of the foregoing items;

(18)       Business incidental or relating to any of the foregoing items; and

(19)       Investment in other companies required in terms of management.

2.	The Company may engage in the businesses set forth in each item of the preceding paragraph, as well as businesses incidental or related thereto.

Article 3. (Location of Principal Office)

The Company shall have its principal office in the City of Fukuoka.

Article 4. (Organizational Bodies)

In addition to the General Meeting of Shareholders and the Directors, the Company shall have the following organizational bodies:

(1)       Board of Directors;

(2)       Audit and Supervisory Committee; and

(3)       Accounting Auditor.

Article 5. (Method of Giving Public Notice)

The public notices by the Company shall be given electronically; provided, however that in the case that an electronic public notice is impracticable due to an accident or any other unavoidable reason, public notices by the Company shall be given in the daily newspaper Nishi-Nippon Shimbun, published in the City of Fukuoka.

Chapter Ⅱ.  Shares

Article 6. (Total Number of Shares Authorized to be Issued)

The total number of shares authorized to be issued by the Company shall be one billion (1,000,000,000), and the total number of shares for each class authorized to be issued shall be one billion (1,000,000,000) for Common Shares and two thousand (2,000) for Class B Preferred Shares.

Article 7. (Acquisition of Treasury Shares)

The Company may acquire its treasury shares through market transactions or otherwise by a resolution of the Board of Directors in accordance with the provision under Article 165, Paragraph 2 of the Companies Act.

Article 8. (Number of Shares Constituting One Unit)

The number of shares of the Company constituting one unit shall be one hundred (100) for Common Shares and one (1) for Class B Preferred Shares.

Article 9. (Rights to Shares Constituting less than One Unit)

The shareholders of the Company are not entitled to exercise any right other than those stipulated below regarding the shares constituting less than one unit:

(1)       Rights provided for in each Item of Article 189, Paragraph 2 of the Companies Act;

(2)       Rights to make a request under Article 166, Paragraph 1 of the Companies Act; and

(3)       Rights to receive allotment of shares for subscription and allotment of share options for subscription in proportion to the number of shares owned by the shareholder; and

(4)       Rights to make a request provided for in the following Article.

Article 10. (Purchase of Additional Shares less than One Unit)

The shareholders of the Company who hold shares constituting less than one unit of the Company may, in accordance with the Share Handling Regulations, request the Company to sell to them Such number of its shares as, when added to the number of shares of less than one unit held by such shareholders, constitute one unit.

Article 11. (Administrator of Register of Shareholders)

1.	The Company shall have an administrator of register of shareholders.

2.	The administrator of register of shareholders and its place of business shall be determined by a resolution of the Board of Directors or a decision by Directors delegated to do so by a resolution by the Board of Directors and be announced in the form of public notice.

3.	The preparation and retention of the register of shareholders and the register of share options of the Company and other businesses relating to the register of shareholders, the register of share options shall be handled by the administrator of register of shareholders.

Article 12. (Share Handling Regulations)

In addition to what is provided in laws and regulations or these Articles of Incorporation, handling of the matters relating to the shares of the Company shall be governed by the Share Handling Regulations to be established by a resolution of the Board of Directors or a decision by Directors delegated to do so by a resolution by the Board of Directors.

Chapter II-2.  Class B Preferred Shares

Article 13. (Preferred Dividends)

1.	When the Company intends to pay dividends of surplus (excluding the Class B Preferred Interim Dividends (as defined in Paragraph 5 of this Article, and the same shall apply hereinafter)), it shall pay dividends of surplus equal to the amount as provided in Paragraph 2 of this Article per Class B Preferred Share (hereinafter referred to as the “Class B Preferred Dividends”) to the shareholders who own the Class B Preferred Shares (hereinafter referred to as the “Class B Preferred Shareholders”) or the registered pledgees of the Class B Preferred Shares (hereinafter referred to as the “Registered Pledgees of the Class B Preferred Shares”) listed or recorded in the latest register of shareholders as of the record date for such dividends prior to payment of dividends to the shareholders who own the Common Shares (hereinafter referred to as the “Common Shareholders”) or the registered pledgees of the Common Shares (hereinafter referred to as the “Registered Pledgees of the Common Shares”); provided, however, that if the Class B Preferred Dividends have been paid in whole or in part (excluding payments of the Accumulated and Unpaid Class B Preferred Dividends as provided in Paragraph 3 of this Article, and including the Class B Preferred Interim Dividends) with any date(s) in the relevant business year being the record date(s) the accumulated amount of the dividends so already paid shall be deducted from the amount of the Class B Preferred Dividends to be paid with the record date being any later date in the same business year. If the Company has distributed residual assets pursuant to Article 12-3 or has acquired Class B Preferred Shares pursuant to Article 12-7 or Article 12-8 during the period from a certain record date of Class B Preferred Dividends until the payment date of Class B Preferred Dividends, the Company is not required to pay dividends of surplus pertaining to such record date for the relevant Class B Preferred Shares.

2.	The amount of the Class B Preferred Dividends shall be two million nine hundred thousand (2,900,000) yen per share. (Provided, however, the amount of dividends of surplus whose record date is March 31, 2024 shall be one million nine hundred and thirty three thousand three hundred and thirty three (1,933,333) yen.)

3.	If the aggregate amount of dividends of surplus per share (excluding payments of the Accumulated and Unpaid Class B Preferred Dividends as provided below, and including the Class B Preferred Interim Dividends) to be paid to the Class B Preferred Shareholders or the Registered Pledgees of the Class B Preferred Shares with any date in a certain business year being the record date is less than the amount of the Class B Preferred Dividends as provided in Paragraph 2 of this Article, the shortfall thereof shall be accumulated by compounding yearly two point nine (2.9) % per annum on the paid-in amount (hereinafter referred to as the “Class B Preferred Dividend Rate”) from the first day of the business year following the relevant business year (including such first day) until the day on which such shortfall is actually paid (including such day). In addition, such calculation shall be prorated on the basis of a 365-day year (a 366-day year in the case of a fiscal year that includes February 29), and the division shall be made at the end of such calculation process, by calculating to the first decimal place and rounding the calculated amount to the nearest whole number. The accumulated shortfall (hereinafter referred to as the “Accumulated and Unpaid Class B Preferred Dividends”) shall be paid to the Class B Preferred Shareholders or the Registered Pledgees of the Class B Preferred Shares prior to payment of the Class B Preferred Dividends and the Class B Preferred Interim Dividends, and dividends to the Common Shareholders or the Registered Pledgees of the Common Shares.

4.	Any payments of dividends of surplus to the Class B Preferred Shareholders or the Registered Pledgees of the Class B Preferred Shares shall not be made in excess of the amount of the Class B Preferred Dividends and the amount of Accumulated and Unpaid Class B Preferred Dividends as provided in Paragraph 2 of this Article in the same business year; provided, however, that the foregoing restriction under this Paragraph 4 shall not apply to payments of dividends of surplus as provided in Article 758, Item 8 (b) or Article 760, Item 7 (b) of the Companies Act to be made in the course of procedures for an absorption-type company split by the Company or payments of dividends of surplus as provided in Article 763, Paragraph 1, Item 12 (b) or Article 765, Paragraph 1, Item 8 (b) of the Companies Act to be made in the course of procedures for an incorporation-type company split by the Company.

5.	When the Company intends to pay dividends of surplus with September 30 of any year being the record date, it shall pay the dividends of surplus equal to one-half (1/2) of the amount of the Class B Preferred Dividends as provided in Paragraph 2 of this Article (rounding up the first decimal place to the nearest whole number) per Class B Preferred Share for a business year including such record date to the Class B Preferred Shareholders or the Registered Pledgees of the Class B Preferred Shares listed or recorded in the latest register of shareholders as of September 30 of the same business year (hereinafter referred to as the “Class B Preferred Interim Dividends”) prior to payment to the Common Shareholders or the Registered Pledgees of the Common Shares. (Provided, however, that the amount of dividends of surplus whose record date is September 30, 2023 shall be four hundred and eighty three thousand three hundred and thirty three (483,333) yen.)

Article 14. (Distribution of Residual Assets)

When the Company intends to distribute residual assets, it shall pay the amount to be calculated based on the following formula as distribution value of residual assets per Class B Preferred Share (hereinafter referred to as the “Base Value (Class B Preferred Share)”) to the Class B Preferred Shareholders or the Registered Pledgees of the Class B Preferred Shares prior to distribution to the Common Shareholders or the Registered Pledgees of the Common Shares.

(Formula for Base Value (Class B Preferred Share))

Distribution value of residual assets per share = one hundred million (100,000,000) yen + Accumulated and Unpaid Class B Preferred Dividends + Class B Preferred Dividends Unpaid in the Previous Business Year + Class B Preferred Dividends Unpaid in the Current Business Year.

In the foregoing formula, the “Accumulated and Unpaid Class B Preferred Dividends” shall be the amount not actually paid until the day on which distribution of residual assets is made (hereinafter referred to as the “Distribution Date of Residual Assets”) of the total amount calculated pursuant to Article 12-2, Paragraph 3 by deeming such Distribution Date of Residual Assets as the date of actual payment and the “Class B Preferred Dividends Unpaid in the Previous Business Year” shall be, of the total amount of the Class B Preferred Dividends for the business year immediately before the relevant business year including the Distribution Date of Residual Assets (referred to as the “Previous Business Year” in this Article) regardless of the record date, a shortfall of the Class B Preferred Dividends for such Previous Business Year in the event that any part of such Class B Preferred Dividends is not actually paid until the Distribution Date of Residual Assets (except where such shortfall is included in the Accumulated and Unpaid Class B Preferred Dividends), and the “Class B Preferred Dividends Unpaid in the Current Business Year” shall be (i) the amount obtained by multiplying one hundred million (100,000,000) yen by the Class B Preferred Dividend Rate, prorated according to the actual number of days from the first day of a business year (including such first day) including the relevant Distribution Date of Residual Assets until such Distribution Date of Residual Assets (including such date), less (ii) the accumulated amount of dividends paid (excluding the Accumulated and Unpaid Class B Preferred Dividends and the Class B Preferred Dividends Unpaid in the Previous Business Year, and including the Class B Preferred Interim Dividends), if any, with a certain date(s) in the business year including the Distribution Date of Residual Assets after the first day of the same (including such first day) being the record date(s).

In addition, such calculation shall be prorated on the basis of a 365-day year (a 366-day year in the case of a fiscal year that includes February 29), and the division shall be made at the end of such calculation process, by calculating to the first decimal place and rounding the calculated amount to the nearest whole number.

Any distribution of residual assets to the Class B Preferred Shareholders or the Registered Pledgees of the Class B Preferred Shares shall not be made in excess of the Base Value (Class B Preferred Share).

Article 15. (Voting Rights)

The Class B Preferred Shareholders shall not have the right to vote at a General Meeting of Share-holders.

Article 16. (Resolutions of the Class General Meeting)

For the Company to carry out any of the acts listed in the items of Article 322, Paragraph 1 of the Companies Act, no resolution of the Class General Meeting consisting of Class B Preferred Shareholders is required except as otherwise provided in laws and regulations.

Article 17. (Consolidation or Split of Shares; Allotment of Shares for Subscription)

Except as otherwise provided in laws and regulations, the Company shall not split or consolidate the Class B Preferred Shares. The Company shall not entitle the Class B Preferred Shareholders to be allotted shares for subscription or share options for subscription, and shall not allot shares or share options without contribution to the Class B Preferred Shareholders.

Article 18. (Put Option in Exchange for Money)

The Class B Preferred Shareholders may demand that the Company acquires in whole or in part the Class B Preferred Shares in exchange for money at any time after August 2, 2023 (the day on which such demand is made, hereinafter referred to as the “Acquisition Date of Put Option in Exchange for Money (Class B Preferred Share)”). If so demanded, the Company shall, to the extent permitted by laws and ordinances and on the Acquisition Date of Put Option in Exchange for Money (Class B Preferred Share), deliver to the Class B Preferred Shareholders money equal to the acquisition value as provided below up to the distributable amount as of the Acquisition Date of Put Option in Exchange for Money (Class B Preferred Share) as provided in Article 461, Paragraph 2 of the Companies Act, in exchange for acquiring in whole or in part the Class B Preferred Shares; provided, however, that if the Class B Preferred Shareholders demand that the Company acquires in excess of the distributable amount, the part of the Class B Preferred Shares to be acquired shall be determined on a pro-rata basis corresponding to the number of shares demanded to be acquired.

The acquisition value per Class B Preferred Share shall be calculated pursuant to the formula for Base Value (Class B Preferred Share) as provided in Article 12-3; provided that in calculating the acquisition value, each references to “Distribution Date of Residual Assets” in the formula for Base Value (Class B Preferred Share) as provided in Article 12-3 will be deemed to be a reference to “Acquisition Date of Put Option in Exchange for Money (Class B Preferred Share).”

Article 19. (Acquisition Clause in Exchange for Money)

When a certain date after August 2, 2023 to be separately specified by the Board of Directors of the Company arrives, the Company may, regardless of the intent of the Class B Preferred Shareholders or the Registered Pledgees of the Class B Preferred Shares and to the extent permitted by laws and ordinances, acquire in whole or in part the Class B Preferred Shares on such date, in exchange for delivering money equal to the acquisition value as provided below (the date on which such acquisition is made, hereinafter referred to as the “Acquisition Date under Acquisition Clause in Exchange for Money (Class B Preferred Share)”). In addition, when the Company acquires a part of the Class B Preferred Shares, such part of the Class B Preferred Shares to be acquired shall be determined on a pro-rata basis or by other reasonable means specified by the Board of Directors of the Company.

The acquisition value per Class B Preferred Share shall be calculated pursuant to the formula for Base Value (Class B Preferred Share) as provided in Article 12-3; provided that in calculating the acquisition value, each reference to “Distribution Date of Residual Assets” in the formula for Base Value (Class B Preferred Share) as provided in Article 12-3 will be deemed to be a reference to “Acquisition Date under Acquisition Clause in Exchange for Money (Class B Preferred Share).”

Chapter Ⅲ.  General Meeting of Shareholders

Article 20. (Convocation of General Meeting of Shareholders)

The ordinary General Meeting of Shareholders of the Company shall be convened in June of each year and an extraordinary General Meeting of Shareholders shall be convened whenever necessary by a Director who chairs the General Meeting of Shareholders, following a resolution of the Board of Directors.

Article 21. (Record Date for Ordinary General Meeting of Shareholders)

The record date of the Company for the voting rights for an ordinary General Meeting of Shareholders shall be March 31 of each year.

Article 22. (Chairmanship)

1.	A Representative Director designated by a resolution by the Board of Directors shall assume chairmanship of a General Meeting of Shareholders.

2.	If the Representative Director referred to in the preceding paragraph is unable to act as chair, such chairmanship shall be assumed by one of other Directors in order previously fixed by a resolution of the Board of Directors.

Article 23. (Electronic Provision Measures, etc.)

1.	When the Company convenes a General Meeting of Shareholders, it shall take measures for providing information that constitutes the content of reference documents, etc. for the General Meeting of Shareholders in electronic format.

2.	Among items for which the measures for providing information in electronic format will be taken, the Company may exclude all or some of those items designated by the Ministry of Justice Order from statements in the paper-based documents to be delivered to shareholders who requested the delivery of paper-based documents by the record date of voting rights.

Article 24. (Method of Resolutions)

1.	Except as otherwise provided in laws, ordinances or these Articles of Incorporation, resolutions of a General Meeting of Shareholders shall be adopted by the majority vote of the shareholders present at the General Meeting of Shareholders who are entitled to vote.

2.	Resolutions of a General Meeting of Shareholders to be adopted pursuant to Article 309, Paragraph 2 of the Companies Act shall be adopted by two-thirds or more of the votes of the shareholders present at the General Meeting of Shareholders who hold one-third or more of the votes of all shareholders who are entitled to vote.

Article 25. (Exercise of Voting Rights by Proxy)

A shareholder may exercise his/her voting right by entrusting his/her power to one shareholder of the Company entitled to vote. In such case, a power of attorney shall be presented to the Company.

Article 26. (Class Meeting)

1.	The provision of Article 14 shall apply mutatis mutandis to the Class Meeting to be held on the same date as the ordinary General Meeting of Shareholders.

2.	The provisions of Article 15, 16 and 18 shall apply mutatis mutandis to the Class Meeting.

3.	The provision of Article 17, Paragraph 1 shall apply mutatis mutandis to the resolutions of the Class Meeting pursuant to Article 324, Paragraph 1 of the Companies Act.

4.	The provision of Article 17, Paragraph 2 shall apply mutatis mutandis to the resolutions of the Class Meeting pursuant to Article 324, Paragraph 2 of the Companies Act.

Chapter Ⅳ.  Directors and the Board of Directors

Article 27. (Number of Directors)

1.	The number of Directors of the Company shall not exceed thirteen (13).

2.	The number of Directors who are Audit and Supervisory Committee Members out of the Directors referred to in the preceding paragraph shall not exceed five (5).

Article 28. (Election of Directors)

1.	Directors shall be elected at a General Meeting of Shareholders, while making a distinction between Directors who are Audit and Supervisory Committee Members and other Directors.

2.	Resolutions of a General Meeting of Shareholders for electing Directors shall be adopted by the majority vote of the shareholders present at the General Meeting of Shareholders who hold one-third or more of the votes of all shareholders who are entitled to vote.

3.	Cumulative voting shall not be employed in electing Directors.

Article 29. (Terms of Office of Directors)

1.	The term of office of Directors (excluding Directors who are Audit and Supervisory Committee Members) shall expire at the conclusion of the ordinary General Meeting of Shareholders to be held for the last business year of the Company ending within one (1) year after their election.

2.	The term of office of Directors who are Audit and Supervisory Committee Members shall expire at the conclusion of the ordinary General Meeting of Shareholders to be held for the last business year of the Company ending within two (2) years after their election.

3.	The term of office of a Director who is an Audit and Supervisory Committee Member elected as a substitute for a Director who is an Audit and Supervisory Committee Member who has resigned before the expiry of his/her term of office shall be until the expiry of the term of office of the resigning Director.

Article 30. (Effectiveness of Election of Substitute Directors Who Are Audit and Supervisory Committee Member)

The period during which the resolution for electing a substitute Director who is an Audit and Supervisory Committee Member remains effective shall expire at the opening of the ordinary General Meeting of Shareholders to be held for the last business year of the Company ending within two (2) years after his/her election.

Article 31. (Senior Directors and Representative Directors)

1.	The Board of Directors may appoint one (1) Chairman of the Board of Directors as a senior Director by its resolution.

2.	The Board of Directors shall, by its resolution, appoint Representative Director(s) from among Directors (excluding Directors who are Audit and Supervisory Committee Members).

Article 32. (Discharge of Duties by Others)

If the Chairman of the Board of Directors is unable to act, one of other Directors shall act in his/her place in order previously fixed by a resolution of the Board of Directors.

Article 33. (Convocation of Meetings of the Board of Directors)

1.	The Chairman of the Board of Directors shall convene a meeting of the Board of Directors.

2.	Notice of a meeting of the Board of Directors shall be dispatched to each Director two (2) days prior to the date of the meeting; provided, however, that this period may be shortened in urgent cases.

Article 34. (Chairman of Meetings of the Board of Directors)

The Chairman of the Board of Directors shall assume chairmanship of the meeting of the Board of Directors.

Article 35. (Powers of the Board of Directors)

The Board of Directors shall, in addition to the matters provided in laws, ordinances or these Articles of Incorporation, make decisions on the management of the business of the Company.

Article 36. (Delegation of Decisions on Execution of Operations)

Pursuant to the provisions of Article 399-13, Paragraph 6 of the Companies Act, the Company may delegate to Directors the whole or a part of decisions on the execution of important operations (excluding matters set forth in the items of Paragraph 5 of the same Article) by a resolution of the Board of Directors.

Article 37. (Resolutions of the Board of Directors without Meeting)

If the requirements under Article 370 of the Companies Act are fulfilled, the Company shall deem a resolution of the Board of Directors to have been effectively adopted.

Article 38. (Release from Directors’ Liability)

1.	The Company may, by a resolution of the Board of Directors, release Directors (including those who were Directors) from their respective liability as provided in Article 423, Paragraph 1 of the Companies Act to the extent as provided in laws and ordinances when such Directors acted in good faith and in the absence of gross negligence.

2.	The Company may execute contracts with Directors (excluding Directors who are delegated to execute operations, etc.) providing that their respective liability as provided in Article 423, Paragraph 1 of the Companies Act is limited to the extent as provided in laws and regulations when such Directors acted in good faith and in the absence of gross negligence.

Chapter Ⅴ.  Audit and Supervisory Committee

Article 39. (Full-time Audit and Supervisory Committee Members)

The Audit and Supervisory Committee may, by its resolution, appoint full-time Audit and Supervisory Committee Members.

Article 40. (Notice of Meetings of the Audit and Supervisory Committee)

Notice of a meeting of the Board of the Audit and Supervisory Committee shall be dispatched to each Audit and Supervisory Committee Member two (2) days prior to the date of the meeting, provided, however, that this period may be further shortened in urgent cases.

Chapter Ⅵ.  Executive Officers

Article 41. (Election of Executive Officers and Senior Executive Officers)

1.	The Company shall elect senior Executive Officer(s) and Executive Officers by a resolution of the Board of Directors.

2.	Senior Executive Officers referred to in the preceding paragraph shall include one (1) President and may include Executive Vice President(s), Senior Managing Executive Officer(s), Managing Executive Officer(s), and other Executive Officers.

Article 42. (Duties of Executive Officers)

1.	In accordance with resolutions by the Board of Directors, the President shall supervise the execution of the Company’s operations, and other Executive Officers shall execute the Company’s operations, according to division of duties, under the President’s supervision.

2.	If the President is unable to act, one of other Executive Officers shall act in his/her place in order previously fixed by a resolution of the Board of Directors.

Chapter Ⅶ.  Accounts

Article 43. (Business Year)

The business year of the Company shall be from April 1 of each year to March 31 of the following year.

Article 44. (Record Date for Business-year-end Dividends)

The record date for the business-year-end dividends shall be March 31 of each year.

Article 45. (Interim Dividends)

The Company may pay interim dividends by a resolution of the Board of Directors with September 30 of each year being the record date.

Article 46. (Exclusion Period)

If any business-year-end dividend or interim dividend is not received by the shareholder within three (3) years from the day on which such dividend became due and payable, the Company shall be released from its obligation to pay such dividend.

Article 47. (Exclusion Period for Class B Preferred Shares)

The provision of Article 38 shall apply mutatis mutandis to payments of the Class B Preferred Dividends and the Class B Preferred Interim Dividends.

Supplementary Provisions

Article 1. (First Business Year)

Notwithstanding the provision of Article 43, the first business year of the Company shall be from the date of the Company’s incorporation to March 31, 2027.

Article 2. (Remuneration, Etc. of the Inaugural Directors (Excluding Directors Who Are Audit and Supervisory Committee Members))

1.	The aggregate amount of remuneration, etc. for the Company’s Directors (excluding Directors who are Audit and Supervisory Committee Members) for the period from the date of the Company’s incorporation until the conclusion of the first Ordinary General Meeting of Shareholders shall be limited to 350 million yen per annum (of which the monthly remuneration for External Directors alone shall be limited to 40 million yen).

2.	With respect to the remuneration, etc. of Directors (excluding Directors who are Audit and Supervisory Committee Members; hereinafter referred to in this paragraph as “Directors”) for the period from the date of the Company’s incorporation until the conclusion of the first Ordinary General Meeting of Shareholders, the specific method of calculation and the specific details of the remuneration, etc., pertaining to the share remuneration system (the “System”) shall be as follows. Note that remuneration, etc. under the System shall be separate from and in addition to the remuneration, etc. stipulated in the preceding paragraph.

(1)	Overview of the System

The System is a performance-linked share remuneration system of the same type as the performance-linked share remuneration system approved at the 94th and 97th Ordinary General Meetings of Shareholders of Kyushu Electric Power Company, Incorporated (“Kyushu Electric Power Company”). The Company shall succeed to Kyushu Electric Power Company’s contractual position and rights and obligations under the Board Benefit Trust agreement dated August 22, 2018 between Kyushu Electric Power Company and Mizuho Trust & Banking Co., Ltd., effective as of October 1, 2026.

Specifically, the System is a share remuneration system under which shares of the Company are acquired through a trust (hereinafter, the trust established pursuant to the System is referred to as the “Trust”), using as funding source monies contributed by Kyushu Electric Power Company on or before September 30, 2026, and monies contributed by the Company as necessary on or after October 1, 2026, and under which shares of the Company and cash equivalents of shares of the Company converted at market value (hereinafter collectively referred to as “Company Shares, Etc.”) are granted to Directors through the Trust in accordance with the Company’s Stock Grant Regulations for Officers. Note that Directors shall, as a general rule, receive Company Shares, Etc. upon retirement.

(2)	Eligible Persons for the System

External Directors and non-part-time Directors (Directors who are Audit and Supervisory Committee Members shall be excluded from the System).

(3)	Trust Amount (Amount of Remuneration, Etc.)

Kyushu Electric Power Company established the Trust and contributed funds, as follows, necessary to enable the Trust to acquire shares in advance, for a specified period, in a number reasonably expected to be required for the delivery of benefits under the System.

The Trust shall acquire shares of the Company, as set forth in (4) below, using as funding source monies contributed by Kyushu Electric Power Company on or before September 30, 2026, or monies contributed by the Company as necessary on or after October 1, 2026.

Kyushu Electric Power Company has contributed monies as the necessary funding corresponding to the three business years from the business year ended March 31, 2019 through the business year ended March 31, 2021 (the period of such three business years hereinafter referred to as the “Initial Target Period,” and the Initial Target Period and each subsequent period of three business years commencing after the expiration of the Initial Target Period hereinafter individually referred to as a “Target Period”), the three business years from the business year ended March 31, 2022 through the business year ended March 31, 2024, and the three business years from the business year ended March 31, 2025 through the business year ended March 31, 2027, respectively, and on and after October 1, 2026, the Company shall, as necessary, contribute funds necessary to enable the Trust to acquire shares in advance, for a specified period, in a number reasonably expected to be required for the delivery of benefits under the System through the conclusion of the first Ordinary General Meeting of Shareholders, and shall provide benefits under the System as consideration for the execution of duties by Directors during the prescribed period through the conclusion of the first Ordinary General Meeting of Shareholders of the Company, in accordance with the Stock Grant Regulations for Officers. In the event of additional contributions of such funds, if there are shares of the Company (excluding shares of the Company equivalent to the number of points granted to Directors in respect of each Target Period up to and including the immediately preceding Target Period for which delivery of benefits to Directors has not yet been completed) and cash remaining in the trust assets (hereinafter collectively referred to as “Remaining Shares, Etc.”), the Remaining Shares, Etc. shall be applied as the funding source for delivery of benefits under the System in subsequent Target Periods, and the amount of the additional contribution shall be calculated taking into account the Remaining Shares, Etc.

(4)	Method of Acquiring Shares of the Company

In the event that the Trust acquires shares of the Company, such acquisition shall be made using the funds contributed pursuant to (3) above as the funding source, through market transactions or by subscribing to a disposal of treasury shares of the Company.

(5)	Method for Calculating the Number of Company Shares, Etc. to Be Granted to Directors and the Upper Limit Thereof

Directors are awarded points corresponding to their executive positions for each business year. In addition, points are awarded based on the degree of achievement of performance targets, with the end date of each Target Period serving as the reference date. The maximum number of points that can be awarded to Directors for each Target Period shall be 270,000 points.

The points awarded to Directors shall, upon the delivery of Company Shares, Etc. as set forth in (6) below, be converted at a rate of one share of the Company’s common shares per point (provided, however, that in the event that a share split, gratis allotment of shares, share consolidation, or similar action with respect to shares of the Company is effected on or after the date of the Company’s incorporation, reasonable adjustments shall be made to the maximum number of points, the number of points already awarded, or the conversion ratio, in accordance with the applicable ratio or other relevant factors).

The number of points for a Director that serve as the basis for delivery of Company Shares, Etc. pursuant to (6) below shall, as a general rule, be the number of points awarded to such Director by the time they retire from office (the number of points calculated in this way hereinafter referred to as the “Vested Points”).

(6)	Specific Method of Calculating the Amount of Delivery of Company Shares, Etc. and Remuneration, Etc.

Where a Director retires from office and satisfies the beneficiary requirements set forth in the Stock Grant Regulations for Officers, such Director shall, as a general rule, upon completion of the prescribed beneficiary determination procedures, receive delivery from the Trust, after retirement, of shares of the Company in a number corresponding to the “Vested Points” determined in accordance with (5) above.

Provided, however, that where the requirements set forth in the Stock Grant Regulations for Officers are satisfied, a certain proportion may be received as a cash delivery equivalent to the market value of shares of the Company, in lieu of delivery of shares of the Company. Note that shares of the Company may be sold by the Trust in order to make cash deliveries.

Notwithstanding the foregoing, a Director who has been awarded points may not be entitled to receive delivery where such Director retires from office due to certain misconduct during his or her term of office, or where there has been inappropriate conduct or similar actions during his or her term of office that causes or is likely to cause damage to the Company.

The amount of remuneration, etc. received by Directors shall, at the time of point award, be based on the amount calculated by multiplying the total number of points awarded to Directors by the book value per share of common shares of the Company held by the Trust (provided, however, that in the event that a share split, gratis allotment of shares, share consolidation, or similar action with respect to shares of the Company is effected on or after the date of the Company’s incorporation, reasonable adjustments shall be made to the maximum number of points, the number of points already awarded, or the conversion ratio, in accordance with the applicable ratio or other relevant factors). In addition, where a cash delivery is made on an exceptional basis in accordance with the Stock Grant

Regulations for Officers and it is deemed appropriate, the amount shall be the amount calculated above plus such additional amount.

(7)	Treatment of Dividends

Dividends attributable to shares of the Company held in the Trust account shall be received by the Trust and applied toward the acquisition cost of shares of the Company and the trustee’s trust fees, etc. associated with the Trust. Note that upon termination of the Trust, any dividends, etc. remaining in the Trust shall, in accordance with the Stock Grant Regulations for Officers, be distributed on a pro rata basis to Directors in office at that time (including, where officers and employees other than Directors of the Company, and officers and employees of subsidiaries of the Company, are eligible participants under a system similar to the System, such persons) in proportion to the number of points held by each.

Article 3. (Remuneration, Etc. of the Inaugural Directors Who Are Audit and Supervisory Committee Members)

The aggregate remuneration, etc. of the Directors of the Company who are Audit and Supervisory Committee Members for the period from the date of the Company’s incorporation until the conclusion of the first Ordinary General Meeting of Shareholders shall be limited to 80 million yen per annum.

Article 4. (Deletion of Supplementary Provisions)

These Supplementary Provisions shall be deleted upon the conclusion of the first Ordinary General Meeting of Shareholders of the Company.

3.	Overview of the matters listed in each item of Article 206 of the Regulations for Enforcement of the Companies Act

(1)	Matters concerning the appropriateness of consideration for the Share Transfer

(i)	Matters concerning the number of shares to be delivered and the appropriateness of the allocation thereof

(a)	Share transfer ratio

The shareholders who own shares of the Company immediately prior to the Holding Company acquiring all issued and outstanding shares of the Company via the Share Transfer will receive one share of the Holding Company’s stock for each share of the Company’s stock they own; specifically, one common share of the Holding Company will be received for each common share of the Company’s stock they own, and one Class B Preferred Share of the Holding Company will be received for each Class B preferred Share of the Company’s stock they own.

(b)	Number of shares constituting one unit

The Holding Company will adopt a unit share system, under which one unit will consist of 100 shares for common shares and one share for Class B Preferred Shares.

(c)	Basis for calculation of the share transfer ratio

The Share Transfer will establish a single wholly owning parent company with a wholly owned subsidiary via a sole-share transfer by the Company. There will be no change in shareholder composition for the Company or the Holding Company at the time of the Share Transfer. Therefore, placing the highest priority on avoiding any disadvantage or confusion to shareholders, each shareholder of the Company will be allocated one share of the Holding Company’s stock for each share of the Company’s stock they own; specifically, one common share of the Holding Company will be received for each common share of the Company’s stock they own, and one Class B Preferred Share of the Holding Company will be received for each Class B Preferred Share of the Company’s stock they own.

(d)	Third-party entity

As described in (c) above, the Share Transfer is a sole-share transfer by the Company. Therefore, no valuation has been obtained from any third-party valuation institution.

(e)	Number of new shares to be issued via share transfer (planned)

Common shares	474,183,951 shares (planned)
Class B Preferred Shares	2,000 shares (planned)

The above numbers of new shares are based on the total number of issued shares of the Company as of March 31, 2026. If the total number of shares issued by the Company changes prior to the effective date of the Share Transfer, the number of new shares to be allocated by the Holding Company will vary accordingly.

In addition, the Company plans to cancel, by the time immediately prior to the effective date of the Share Transfer, such number of its treasury shares as is practicably cancellable (including treasury shares acquired through the purchase of shares in response to the exercise of the right of shareholders to demand purchase of shares as provided in Article 806, Paragraph 1 of the Companies Act in connection with the Share Transfer). Accordingly, the number of new shares to be delivered by the Holding Company will be reduced by the number of shares corresponding to such cancellation.

(ii)	Matters concerning the appropriateness of the amount of share capital and reserves

The amount of share capital and reserves of the Holding Company has been set within the range permitted by laws and regulations, and has been judged to be appropriate in consideration of the purpose, scale, capital policy, etc. of the Holding Company.

(2)	Details of events occurring after the end of the most recent fiscal year that have a material impact on the condition of the Company’s assets

None applicable.

4.	Matters concerning the persons to become Directors (excluding Directors who are Audit and Supervisory Committee Members) of the Holding Company

The persons who will become Directors (excluding Directors who are Audit and Supervisory Committee Members) of the Holding Company are as follows:

Name (Date of birth)	Career summary, current position and areas of responsibility in the Company, and significant concurrent positions
Kazuhiro Ikebe (February 17, 1958)	Apr. 1981	Joined the Company
	Jun. 2017	Member of the Board of Directors, Senior Managing Executive Officer & Executive Director of the Corporate Strategy Division of the Company
	Jun. 2018	President (Representative Director) & Chief Executive Officer of the Company
	Jun. 2025	Chairperson (Representative Director) of the Company (to the present)
Number of the Company’s common shares owned 130,249 Number of common shares of the Holdings Company to be allocated 130,249	Significant Concurrent Position
Chairman of General Incorporated Association Kyushu Economic Federation
Reasons for nomination as candidate

He has participated in the management of the Company for years since assuming the office of Member of the Board of Directors of the Company in 2017 and he has also led the execution of business in all areas of the management of the Group since he assumed the office of President (Representative Director) & Chief Executive Officer in 2018. In addition, he assumed the office of Chairperson (Representative Director) in 2025 and has overseen management in general as the chairman of the Board of Directors.

Furthermore, he has extensive management experience with a broad, macro-level perspective on industry and regional economies, gained through serving in key positions such as Chairman of The Federation of Electric Power Companies of Japan and Chairman of General Incorporated Association Kyushu Economic Federation.

He is expected, as Director of the Holding Company, to fulfill the role of overseeing the entire Group from a comprehensive perspective, outlining the direction of management strategies, and exercising an effective supervisory function at the Board of Directors.

In comprehensive consideration of his aforementioned experience and expected role, along with his personal character and insight, he is judged to be well qualified as a Director.

Masaru Nishiyama (August 24, 1963)	Apr. 1986	Joined the Company
	Jun. 2019	Executive Officer & General Manager of the International Business Office of the Company
	Jun. 2021	Managing Executive Officer & Executive Director of the Corporate Strategy Division of the Company
	Jun. 2022	Senior Managing Executive Officer & Executive Director of the Corporate Strategy Division of the Company
	Jun. 2023	Member of the Board of Directors, Senior Managing Executive Officer & Executive Director of the Energy Service Headquarters of the Company
	Jun. 2025	President (Representative Director) & Chief Executive Officer of the Company (to the present)
Number of the Company’s common shares owned 49,400 Number of common shares of the Holdings Company to be allocated 49,400	Significant Concurrent Position
―
Reasons for nomination as candidate

He has participated in the management of the Company since assuming the office of Member of the Board of Directors of the Company in 2023 and he has also led the execution of business in all areas of the management of the Group since he assumed the office of President (Representative Director) & Chief Executive Officer in 2025.

He has a high-level perspective that encompasses both business operations and management strategies, gained through experience in a wide range of areas in business divisions such as the Energy Services Business and the Corporate Strategy Division.

He is expected, as Director of the Holding Company, to fulfill the role of leading the formulation and promotion of management strategies toward the realization of the Management Vision 2035.

In comprehensive consideration of his aforementioned experience and expected role, along with his personal character and insight, he is judged to be well qualified as a Director.

Name (Date of birth)	Career summary, current position and areas of responsibility in the Company, and significant concurrent positions
Noboru Hashimoto (January 19, 1962)	Apr. 1984	Joined the Company
	Apr. 2017	Executive Officer & General Manager of Kumamoto Branch Office of the Company
	Jul. 2020	Managing Executive Officer & Director of the Urban Development Business Division of the Company
	Jun. 2022	Senior Managing Executive Officer & Director of the Urban Development Business Division of the Company
	Jun. 2023	Vice-Presidential Executive Officer (Representative Director) & Executive Director of the Business Solution Headquarters of the Company
	Apr. 2026	Vice-Presidential Executive Officer (Representative Director) & Executive Director of the Business Solution Headquarters of the Company, (Matters relating to sustainability promotion) (to the present)
Number of the Company’s common shares owned 63,961 Number of common shares of the Holdings Company to be allocated 63,961	Significant Concurrent Position
―
Reasons for nomination as candidate

Since assuming the office of Vice-Presidential Executive Officer (Representative Director) of the Company in 2023, he has participated in the management of the Company and supported the President & Chief Executive Officer in the execution of business in all areas of the management of the Company.

He has a high-level perspective that encompasses both business operations and management strategies, gained through experience in managing business operations, including the Urban Development Business Division, as well as his roles as General Manager of the Company’s branch office and in the General Affairs Division and experience in a wide range of areas related to the management foundation, including accounting, legal affairs, human resources, and environmental.

He is expected, as Director of the Holding Company, to fulfill the role of promoting the group management strategies and strengthening the management foundation.

In comprehensive consideration of his aforementioned experience and expected role, along with his personal character and insight, he is judged to be well qualified as a Director.

Name (Date of birth)	Career summary, current position and areas of responsibility in the Company, and significant concurrent positions
Atsushi Soda (January 12, 1961)	Apr. 1985	Joined the Company
	Jun. 2018	Executive Officer & General Manager of Oita Branch Office of the Company
	Apr. 2020	Executive Officer of the Company and seconded to The Federation of Electric Power Companies of Japan
	Jun. 2020	Managing Executive Officer of the Company and seconded to The Federation of Electric Power Companies of Japan
	Jun. 2022	Senior Managing Executive Officer of the Company and seconded to The Federation of Electric Power Companies of Japan
	Jun. 2023	Vice-Presidential Executive Officer (Representative Director), Crisis Management Officer, & Matters relating to ESG of the Company
	Jun. 2024	Vice-Presidential Executive Officer (Representative Director), Crisis Management Officer, Matters relating to ESG & Chief Information Officer of the Company
	Jun. 2025	Vice-Presidential Executive Officer (Representative Director), Executive Director of the Technical Solution Headquarters, Crisis Management Officer, Matters relating to ESG & Chief Information Officer of the Company
	Apr. 2026	Vice-Presidential Executive Officer (Representative Director), Executive Director of the Technical Solution Headquarters, Crisis Management Officer & Chief Information Officer of the Company (to the present)
Number of the Company’s common shares owned 59,283 Number of common shares of the Holdings Company to be allocated 59,283	Significant Concurrent Position
―
Reasons for nomination as candidate

Since assuming the office of Vice-Presidential Executive Officer (Representative Director) of the Company in 2023, he has participated in the management of the Company and supported the President & Chief Executive Officer in the execution of business in all areas of the management of the Company.

He has a high-level perspective on the entire management foundation, gained through experience in supervising technical divisions, managing crises, and serving as General Manager of the Company’s branch office. He also has insights based on his experience as Chief Information Officer and expertise in the electric power transmission area.

He is expected, as Director of the Holding Company, to fulfill the role of leading and supervising the promotion of IT strategies and management strategies of the Group’s business, including carbon neutrality.

In comprehensive consideration of his aforementioned experience and expected role, along with his personal character and insight, he is judged to be well qualified as a Director.

Name (Date of birth)	Career summary, current position and areas of responsibility in the Company, and significant concurrent positions
Yuji Hirako (January 25, 1958)	Apr. 1981	Joined ALL NIPPON AIRWAYS CO., LTD. (currently ANA HOLDINGS INC.)
	Jun. 2011	Executive Vice President, Marketing & Sales of ALL NIPPON AIRWAYS CO., LTD.
	Apr. 2012	Executive Vice President, The Americas & General Manager, New York of ALL NIPPON AIRWAYS CO., LTD.
	Apr. 2015	Executive Vice President of ANA HOLDINGS INC. Member of the Board, Executive Vice President of ALL NIPPON AIRWAYS CO., LTD.
	Jun. 2015	Member of the Board, Executive Vice President of ANA HOLDINGS INC.
	Apr. 2017	Member of the Board of ANA HOLDINGS INC. Representative Director, President and CEO of ALL NIPPON AIRWAYS CO., LTD.
	Mar. 2022	Retired from the office of Representative Director, President and CEO of ALL NIPPON AIRWAYS CO., LTD.
	Apr. 2022	Member of the Board, Vice Chairman of ANA HOLDINGS INC.
	Jun. 2023	Outside Director of Seven Bank, Ltd. (part time) (to the present)
	Jun. 2023	External Director of the Board of JVCKENWOOD Corporation (part time) (to the present)
	Apr. 2024	Senior Advisor of ANA HOLDINGS INC. (to the present)
	Jun. 2024	Member of the Board of Directors of the Company (to the present)
	Jun. 2025	Director (Outside) of SMBC Nikko Securities Inc. (to the present)
Number of the Company’s common shares owned 2,500 Number of common shares of the Holdings Company to be allocated 2,500	Significant Concurrent Position
Senior Advisor of ANA HOLDINGS INC.
Outside Director of Seven Bank, Ltd. (part time)
External Director of the Board of JVCKENWOOD Corporation (part time)
Director (Outside) of SMBC Nikko Securities Inc. (part time)
Reasons for nomination as candidate and overview of expected roles

He has abundant experience gained through many years as a senior corporate manager in Japan and the United States, along with broad knowledge, particularly in finance and IR. He has been nominated as a candidate for External Director of the Holding Company on the basis that he can contribute to management decision-making aimed at business growth and the enhancement of corporate value from a group-wide, overarching perspective.

Since his appointment in June 2024, Mr. Hirako has provided valuable opinions and suggestions on the Company’s business from an independent and objective perspective at the Board of Directors and various committees, and contributed to the enhancement of the effectiveness of the supervisory functions of the Board of Directors. In addition, as a member of the Personnel Advisory Committee and the Remuneration Advisory Committee, he has contributed to the improvement of the transparency and objectivity of the executive nomination and remuneration systems.

Under the holding company structure, he is expected, as the Chairman of both advisory committees, to lead the maintenance and enhancement of governance across the Group, to supervise and monitor the management status of core companies and the execution of group strategies, and to contribute to the enhancement of medium- to long-term corporate value.

Name (Date of birth)	Career summary, current position and areas of responsibility in the Company, and significant concurrent positions
Keiko Watanabe (January 31, 1958)	Apr. 1981	Joined Applied Materials Japan, Inc.
	Jan. 1983	Resigned from Applied Materials Japan, Inc.
	Nov. 1985	Joined Nippon Dacro Shamrock Ltd.
	Mar. 1990	Resigned from Nippon Dacro Shamrock Ltd.
	Aug. 1990	Joined Bosch Corporation
	Oct. 2005	General Manager, Management Procurement Department of Bosch Corporation
	Mar. 2010	General Manager, Logistics Planning Department of Bosch Corporation
	May 2019	Director of Japan Customs Brokers Association (part time) (to the present)
	Nov. 2019	Business Advisor of Bosch Corporation
	Dec. 2021	Resigned from Bosch Corporation
	Sep. 2022	Auditor of Kumamoto University (to the present)
Number of the Company’s common shares owned None Number of common shares of the Holdings Company to be allocated None	Significant Concurrent Positions
Auditor of Kumamoto University
Reasons for nomination as candidate and overview of expected roles

She has a comprehensive perspective over the entire group management foundation from the view point of internal controls and risk management, along with knowledge of talent management, diversity, and the supply chain, gained through an abundance of experience over many years at global companies. She has been nominated as a candidate for External Director of the Holding Company on the basis that she can contribute to the supervision of management across the Group.

Ms. Watanabe is expected to utilize her extensive experience and insight to provide valuable opinions and suggestions from an independent and objective perspective at the Board of Directors and various committees, thereby contributing to the enhancement of the effectiveness of the Board of Directors’ supervision function.

Following the transition to a holding company structure, she is expected, from the perspectives of global human capital management, governance, and the group management foundation, to supervise and monitor the management status of core companies and the execution of group strategies, and to contribute to the enhancement of medium- to long-term corporate value.

(Notes) 1. The number of common shares of the Holding Company to be allocated to each of the candidates for Director is stated based on the candidate’s shareholding status, taking into account the share transfer ratio applicable to the Share Transfer. Therefore, the actual number of common shares of the Holding Company to be allocated may vary depending on the shareholding status immediately prior to the date of the establishment of the Holding Company.

2.	Mr. Yuji Hirako and Ms. Keiko Watanabe are candidates for External Director as prescribed in Article 2, paragraph 3, item 7 of the Regulations for Enforcement of the Companies Act.

3.	Although Ms. Keiko Watanabe has not been directly involved in corporate management, the Company has judged that she would be able to properly perform the duties of External Director, in light of qualities such as her abundance of experience over many years at global companies and knowledge regarding internal controls, talent management and diversity.

4.	Mr. Yuji Hirako and Ms. Keiko Watanabe satisfy all the requirements of the standards for the independence of external officers as stipulated by the stock exchanges where the Company is listed. Therefore, if the Holding Company is established and they assume office as Outside Directors, the Company plans to submit notification to each stock exchange concerning their appointment as Independent Officers.

5.	If the Holding Company is established and Mr. Yuji Hirako and Ms. Keiko Watanabe assume the office of Director, the Holding Company plans to enter into an agreement with each of them to limit their liability under Article 423, paragraph 1 of the Companies Act to the minimum amount stipulated by laws and regulations.

6.	If the Holding Company is established, the Holding Company will enter into a contract of Directors and Officers Liability Insurance with an insurance company pursuant to the provision of Article 430-3, paragraph 1 of the Companies Act, and damages incurred (legal payments of compensation for damages and legal expenses) due to a claim for compensation of damages arising from an act by the insureds including all of the Holding Company’s Directors as an officer, etc. of the Holding Company will be covered by the insurance contract. Insurance premiums are borne by the Holding Company, and the insureds do not bear any of the premiums. If each of the candidates assume the office of Director, they will be insured under the insurance contract.

5.	Matters concerning the persons to become Directors who are Audit and Supervisory Committee Members of the Holding Company

The persons who will become Directors who are Audit and Supervisory Committee Members of the Holding Company are as follows:

Name (Date of birth)	Career summary, current position and areas of responsibility in the Company, and significant concurrent positions
Yoshiro Uchimura (July 14, 1962)	Apr. 1985	Joined the Company
	Jun. 2018	Executive Officer & General Manager of Saga Branch Office of the Company
	Jun. 2021	Managing Executive Officer & Director of the District Symbiosis Division, Business Solution Headquarters of the Company
	Jun. 2022	Senior Managing Executive Officer & Director of the District Symbiosis Division, Business Solution Headquarters of the Company
	Jun. 2024	Member of the Board of Directors, Audit and Supervisory Committee Member of the Company (full-time) (to the present)
Number of the Company’s common shares owned 32,782 Number of common shares of the Holdings Company to be allocated 32,782	Significant Concurrent Positions
―
Reasons for nomination as candidate

He is quite knowledgeable of a wide range of the Company’s business as he has experience of serving as Director of the District Symbiosis Division and Branch Manager of the Company’s branch office. Therefore, he has perspective grounded in the practical understanding of the execution of business.

Since his appointment as Member of the Board of Directors who is an Audit and Supervisory Committee Member in 2024, he has audited and supervised the execution of duties of Members of the Board of Directors.

He is expected, as Director who is an Audit and Supervisory Committee Member of the Holding Company, to fulfill the role of auditing and supervising the appropriateness of the execution of business across the Group and the effectiveness of internal controls.

In comprehensive consideration of his aforementioned experience and expected role, along with his personal character and insight, he is judged to be well qualified as a Director.

Name (Date of birth)	Career summary, current position and areas of responsibility in the Company, and significant concurrent positions
Tomoka Sugihara (December 25, 1970)	Apr. 1999	Registered as an attorney (to the present)
Joined Miura Okuda Iwamoto Law Office (currently Miura Okuda Sugihara Law Office)
	Apr. 2007	Became partner of Miura Okuda Sugihara Law Office (to the present)
	Jun. 2020	External Director and Audit and Supervisory Committee Member of Nippon Tungsten Co., Ltd. (part time) (to the present)
	Jun. 2022	Member of the Board of Directors, Audit and Supervisory Committee Member of the Company (to the present)
Number of the Company’s common shares owned 5,500 Number of common shares of the Holdings Company to be allocated 5,500	Significant Concurrent Positions
Attorney at law (Partner of Miura Okuda Sugihara Law Office)
External Director and Audit and Supervisory Committee Member of Nippon Tungsten Co., Ltd. (part time)
Reasons for nomination as candidate and overview of expected roles

She has abundant experience concerning legal affairs in general as an attorney at law through many years, as well as experience as an outside director. She has been nominated as a candidate for External Director who is an Audit and Supervisory Committee Member of the Holding Company on the basis that she has the personal character and insight necessary to appropriately perform audit and supervisory functions over group management from the perspectives of legal affairs, governance, and risk management.

Since her appointment as Member of the Board of Directors who is an Audit and Supervisory Committee Member of the Company in 2022, she has provided valuable opinions and suggestions from an independent and objective perspective at the Board of Directors and various committees, based on her expert knowledge, thereby contributing to the enhancement of the effectiveness of the audit and supervisory functions regarding the appropriateness of the execution of business. In addition, as a member of the Personnel Advisory Committee and the Remuneration Advisory Committee, she has contributed to ensuring the transparency and objectivity of the executive nomination and remuneration systems.

Following the transition to a holding company structure, she is expected, as an Audit and Supervisory Committee Member, to audit and supervise the status of group-wide governance and risk management, and to provide advice and supervision on matters related to the management foundation, including human capital. In addition, she is expected to continue participating in deliberations on executive nomination and remuneration systems for group management as a member of the Personnel Advisory Committee and the Remuneration Advisory Committee, thereby contributing to the enhancement of medium- to long-term corporate value.

Name (Date of birth)	Career summary, current position and areas of responsibility in the Company, and significant concurrent positions
Yuka Shigetomi (June 17, 1970)	Oct. 1993	Joined Showa Ota & Co. (currently Ernst & Young ShinNihon LLC)
	Apr. 1997	Registered as a certified public accountant in Japan (to the present)
	Nov. 1998	Transferred to Ernst & Young (Hong Kong)
	Aug. 2001	Registered as a certified public accountant in the United States (to the present)
	Jan. 2002	Registered as a certified public accountant in Hong Kong (to the present)
	Jun. 2006	Partner of Ernst & Young (Hong Kong)
Partner of ShinNihon & Co. (currently Ernst & Young ShinNihon LLC)
Leader for Japan Business Services of Ernst & Young (Hong Kong & China South)
	Feb. 2007	Registered as a certified public accountant in Hong Kong (practising) (until June 2024)
	Jun. 2015	Senior Partner of ShinNihon LLC (currently Ernst & Young ShinNihon LLC)
	Sep. 2016	Left the above position
	May 2018	Assurance Leader for Japan Business Service of Ernst & Young Greater China (Mainland China, Hong Kong & Taiwan) (until June 2024)
	Jun. 2024	Member of the Board of Directors, Audit and Supervisory Committee Member of the Company (to the present)
	Jul. 2024	Senior Advisor of Ernst & Young (Hong Kong) (to the present)
	Mar. 2025	Outside Audit & Supervisory Board Member (part time) of Canon Inc. (to the present)
Number of the Company’s common shares owned None Number of common shares of the Holdings Company to be allocated None	Significant Concurrent Positions
Certified public accountant (Japan, the United States, Hong Kong)
Senior Advisor of Ernst & Young (Hong Kong)
Outside Audit & Supervisory Board Member (part time) of Canon Inc.
Reasons for nomination as candidate and overview of expected roles

She has abundant experience as an international certified public accountant through many years and expert knowledge in finance and accounting, as well as the ability to assess risks from a global perspective and broad expertise in promoting sustainability management, particularly in the environmental field. She has been nominated as a candidate for External Director who is an Audit and Supervisory Committee Member of the Holding Company on the basis that she has the character and insight necessary to appropriately perform audit and supervisory functions over group management.

Since her appointment as Member of the Board of Directors who is an Audit and Supervisory Committee Member of the Company in 2024, Ms. Shigetomi has utilized her expert knowledge and provided valuable opinions and suggestions from an independent and objective perspective mainly at the Board of Directors, thereby contributing to the enhancement of the effectiveness of the audit and supervisory functions regarding the appropriateness of the execution of business. Even after the transition to a holding company structure, she is expected, as an Audit and Supervisory Committee Member, to audit and supervise the management status of core companies and the execution of group strategies from the group-wide perspectives of finance and accounting, global risk management, and the promotion of sustainability management, and to contribute to the enhancement of medium- to long-term corporate value.

Name (Date of birth)	Career summary, current position and areas of responsibility in the Company, and significant concurrent positions
Yasuo Onozawa (March 20, 1959)	Apr. 1981	Joined Mitsui Fudosan Co., Ltd.
	Jun. 2016	Director and Executive Managing Officer of Mitsui Fudosan Co., Ltd.
	Apr. 2017	Director and Senior Executive Managing Officer of Mitsui Fudosan Co., Ltd.
	Apr. 2020	Director and Executive Vice President of Mitsui Fudosan Co., Ltd.
	Apr. 2022	Representative Director and Executive Vice President of Mitsui Fudosan Co., Ltd.
	Apr. 2023	Director of Mitsui Fudosan Co., Ltd.
	Jun. 2023	Special Advisor of Mitsui Fudosan Co., Ltd.
	Jun. 2025	Advisor of Mitsui Fudosan Co., Ltd. (to the present)
Number of the Company’s common shares owned None Number of common shares of the Holdings Company to be allocated None	Significant Concurrent Positions
Advisor of Mitsui Fudosan Co., Ltd.
Reasons for nomination as candidate and overview of expected roles

He has abundant experience gained through many years as a senior corporate manager, along with broad knowledge of urban development-related businesses, as well as general affairs, secretarial, public relations, and human resources. He has been nominated as a candidate for External Director who is an Audit and Supervisory Committee Member of the Holding Company on the basis that he has the character and insight necessary to appropriately perform audit and supervisory functions over group management from a comprehensive, management-wide perspective.

Mr. Onozawa is expected to utilize his extensive experience and insight to provide valuable opinions and suggestions from an independent and objective perspective at the Board of Directors and various committees, thereby contributing to the enhancement of the audit and supervisory functions regarding the appropriateness of the execution of business. In addition, he is expected, as a member of the Personnel Advisory Committee and the Remuneration Advisory Committee, to contribute to ensuring the transparency and objectivity of the executive nomination and remuneration systems that underpin group management. Following the transition to a holding company structure, he is expected, as an Audit and Supervisory Committee Member, to contribute to the maintenance and improvement of governance across the Group, thereby contributing to the enhancement of medium- to long-term corporate value.

(Notes) 1. The number of common shares of the Holding Company to be allocated to each of the candidates for Director is stated based on the candidate’s shareholding status, taking into account the share transfer ratio applicable to the Share Transfer. Therefore, the actual number of common shares of the Holding Company to be allocated may vary depending on the shareholding status immediately prior to the date of the establishment of the Holding Company.

2.	Ms. Tomoka Sugihara, Ms. Yuka Shigetomi and Mr. Yasuo Onozawa are candidates for External Director as prescribed in Article 2, paragraph 3, item 7 of the Regulations for Enforcement of the Companies Act.

3.	Although Ms. Tomoka Sugihara has not been directly involved in corporate management, the Company has judged that she would be able to perform the duties of External Director who is an Audit and Supervisory Committee Member in an appropriate manner, due to her knowledge and experience as an attorney.

4.	Although Ms. Yuka Shigetomi has not been directly involved in corporate management, the Company has judged that she would be able to perform the duties of External Director who is an Audit and Supervisory Committee Member in an appropriate manner, due to her knowledge and experience as a certified public accountant.

5.	Ms. Chika Sugihara, Ms. Yuka Shigetomi, and Mr. Yasuo Onozawa satisfy all the requirements of the standards for the independence of outside officers as stipulated by the stock exchanges where the Company is listed. Therefore, if the Holding Company is established and they assume office as Outside Directors, the Company plans to submit notification to each stock exchange concerning their appointment as Independent Officers.

6.	If the Holding Company is established and Mr. Yoshiro Uchimura, Ms. Tomoka Sugihara, Ms. Yuka Shigetomi and Mr. Yasuo Onozawa assume the office of Director, the Holding Company plans to enter into an agreement with each of them to limit their liability under Article 423, paragraph 1 of the Companies Act to the minimum amount stipulated by laws and regulations.

7	If the Holding Company is established, the Holding Company will enter into a contract of Directors and Officers Liability Insurance with an insurance company pursuant to the provision of Article 430-3, paragraph 1 of the Companies Act, and damages incurred (legal payments of compensation for damages and legal expenses) due to a claim for compensation of damages arising from an act by the insureds including all of the Holding Company’s Members of the Board of Directors as an officer, etc. of the Holding Company will be covered by the insurance contract. Insurance premiums are borne by the Holding Company, and the insureds do not bear any of the premiums. If each of the candidates assume the office of Director, they will be insured under the insurance contract. Furthermore, the Holding Company intends to renew the insurance contract with the same content during the terms of each of the candidates.

[Reference] Skill Matrix of Directors (Candidates)

[Skill Identification]

The Company will transition to a holding company structure in line with its Group key strategies, with the aim of not only pursuing further growth in its domestic electric power business but also expanding its growth businesses, including renewable energy, overseas operations, ICT services, and urban development. Under this structure, the Holding Company will be responsible for steering and supervising group management and allocate optimal management resources across the group.

After deliberations by the Personnel Advisory Committee, which is chaired by an External Director and the majority of its members are External Directors, we have identified the following skills required of the Board of Directors to indicate the high level of knowledge of the Company’s Board of Directors and the direction of management and to appropriately exhibit management supervisory functions toward the realization of the vision set in the Kyuden Group Management Vision 2035. In doing so, the skills have been organized to ensure a balanced mix of knowledge and experience across the Board of Directors.

[Definition of Skills]

Group Management and Management Strategy	The ability to accurately anticipate changes in the business environment and make decisions from a group-wide perspective on the restructuring and optimization of the business portfolio and the allocation of management resources toward the sustainable growth of the entire group and the maximization of corporate value; and to appropriately supervise the execution of such decisions.
Finance, Accounting, and Financial Strategy	The ability to make key decisions on capital structure, investment judgement, capital policy, and optimal capital allocation based on financial statements and accounting information, with an awareness of the entire group’s cost of capital, toward the maximization of corporate value; and to supervise the appropriateness and execution of such decisions.
Governance and Risk Management	The ability to take a comprehensive, group-wide view of risks; to establish and maintain effective governance that ensures an appropriate balance between the autonomy of operating companies and supervision, while taking into account various risks including legal and compliance risks; and to supervise the appropriateness and sustainability of management decisions.
Human Capital	The ability to integrate management strategy and human resource strategy, and to promote value creation through the acquisition, development, deployment, and engagement of talent, toward the realization of the business portfolio and growth strategy; to lead the development of an organizational culture that enables diverse human resources to thrive; and to appropriately supervise and evaluate the human capital status from a medium- to long-term perspective.
Sustainability (Environment and Society)	The ability to provide appropriate supervision and advice on key environmental and social issues, including decarbonization and local communities, considering their impact on management, from the perspective of achieving both a sustainable society and corporate growth, with a view to enhancing the Group’s medium to long term value; and to instill this mindset throughout the Group.
Digital, Technology / Innovation	The ability, in light of advances in digital and other cutting-edge technologies, as well as related technological challenges, to take the perspective of a holding company in proactively setting the direction of resource allocation and business transformation aimed at operational transformation and new value creation; and to provide appropriate supervision and advice on such initiatives from a management perspective.
Global	The ability, based on knowledge and experience in overseas operations and international business environments, to supervise business strategy and management from a global perspective, while taking into account country risks, geopolitical risks, and other related risks.

Skills of Directors (candidates) are as follows.

Name	Position in the Holdings Company, etc.				Area Particularly Expected to Serve*
			Personnel Advisory Committee	Remunera-tion Advisory Committee	1. Group Manage-ment and Manage-ment Strategy	2. Finance, Account-ing, and Financial Strategy	3. Gover-nance and Risk Manage-ment	4. Human Capital	5. Sustaina -bility (Environ-ment and Society)	6. Digital, Technolo-gy / Innova-tion	7. Global	Grounds for marking ○ as areas of expectation
Ikebe	Chairperson (Representative Director)				○	○	○	○	○	○	○	He has led the management as President of the Company for years and has extensive management experience with a broad, macro-level perspective on industry and regional economies, gained through key positions such as Chairman of The Federation of Electric Power Companies of Japan and Chairman of General Incorporated Association Kyushu Economic Federation. Drawing on his experience, he is expected to outline the direction of management strategies from a comprehensive perspective and fulfill his effective supervisory function at the Board of Directors.
Nishiyama	President (Representative Director) & Chief Executive Officer		Member	Member	○	○	○	○	○	○	○	He has a high-level perspective that encompasses both business operations and management strategies, gained through experience in a wide range of areas, including power generation, international operations, business administration, human resources and labor affairs, in business divisions such as the Energy Services Business and the Corporate Strategy Division. He is expected to lead the formulation and promotion of management strategies toward the realization of the Management Vision 2035.
Hashimoto	Vice-Presidential Executive Officer (Representative Director)				○	○	○	○	○			He has a high-level perspective on the entire management foundation, gained through operation experience related to the management foundation, including accounting, legal affairs, human resources, and environmental, and experience as General Manager of a branch office and General Manager of the General Affairs Division. In addition, drawing on experience in the Urban Development Business Division, he is expected to promote the management strategies of the Group’s business and the strengthening of the management foundation.
Soda	Vice-Presidential Executive Officer (Representative Director)				○		○		○	○		He has a high-level perspective on the entire management foundation, gained through experience in supervising technical divisions, managing crises, and serving as General Manager of a branch office. In addition, drawing on his experience as Chief Information Officer and in the area of electric power transmission, he is expected to lead and supervise the promotion of IT strategies and management strategies, including carbon neutrality.
Hirako	Member of the Board of Directors	External Independent	Chairman	Chairman	○	○	○		○		○	He has abundant experience gained through many years as a senior corporate manager in Japan and the United States. Drawing on his broad knowledge of finance and IR, and experience in management decision-making aimed at business growth and the enhancement of corporate value, he is expected to guide and supervise in the related areas.
Watanabe	Member of the Board of Directors	External Independent Female					○	○			○	She has a comprehensive perspective over the entire group management foundation from the view point of internal controls and risk management, along with knowledge of talent management, diversity, and the supply chain, gained through an abundance of experience over many years at global companies. She is expected to guide and supervise in these areas.
Uchimura	Member of the Board of Directors, Audit and Supervisory Committee Member				○		○	○	○			He has experience in a wide range of operations, such as those related to district symbiosis measures, including legal and environmental issues, and those in human resources and labor affairs, as well as those in on-site organs as General Manager of a branch office and Manager of Sales Office. Drawing on his practical understanding of the Company’s business, he is expected to fulfill the role of auditing and supervising the appropriateness of the execution of business and the effectiveness of internal controls.
Sugihara	Member of the Board of Directors, Audit and Supervisory Committee Member	External Independent Female	Member	Member			○	○				She has abundant experience concerning legal affairs in general as an attorney through many years, along with knowledge necessary to independently audit and supervise the appropriateness of the execution of business from the perspectives of legal affairs, governance, and risk management. She is expected to provide appropriate guidance and supervision in the area of human resources based on her experience from various external committees.

Name	Position in the Holdings Company, etc.				Area Particularly Expected to Serve*
			Personnel Advisory Committee	Remunera-tion Advisory Committee	1. Group Manage-ment and Manage-ment Strategy	2. Finance, Account-ing, and Financial Strategy	3. Gover-nance and Risk Manage-ment	4. Human Capital	5. Sustaina -bility (Environ-ment and Society)	6. Digital, Technolo-gy / Innova-tion	7. Global	Grounds for marking ○ as areas of expectation
Shigetomi	Member of the Board of Directors, Audit and Supervisory Committee Member	External Independent Female				○	○		○		○	She has abundant experience as an international certified public accountant through many years, along with expert knowledge in assessing risks from a financial, accounting, and global perspective. In addition, drawing on her knowledge of the promotion of sustainability management (particularly environmental sustainability), she is expected to fulfill the role of auditing and supervising the appropriateness of the execution of business.
Onozawa	Member of the Board of Directors, Audit and Supervisory Committee Member	External Independent	Member	Member	○		○	○	○			He has abundant experience gained through many years as a senior corporate manager, along with broad knowledge related to urban development-related businesses, as well as general affairs, secretarial, public relations, and human resources. He is expected to fulfill the role of auditing and supervising the appropriateness of the execution of business from a comprehensive, management-wide perspective, leveraging his experience.

*	This does not represent all of the knowledge and experience of the Directors (candidates).

6.	Matters concerning the party to become the Accounting Auditor of the Holding Company

The party who will become the Accounting Auditor of the Holding Company is as follows:

Name	Deloitte Touche Tohmatsu LLC
Location of principal office	Marunouchi Nijubashi Building 3-2-3 Marunouchi, Chiyoda-ku, Tokyo
History

May 1968 Tohmatsu Awoki & Co. established

May 1975 Joined Touche Ross International alliance (currently Deloitte Touche Tohmatsu Limited)

Feb. 1990 Changed company name to Tohmatsu & Co.

Jul. 2009 Changed company name to Deloitte Touche Tohmatsu LLC following the conversion to a limited liability company

	Capital	1,241 million yen (As of February 28, 2026)
	Number of employees	6,241 (As of February 28, 2026)
	(Breakdown)	Partners (certified public accountants)		453
		Specified partners		25
		Staff	Certified public accountants	2,402
			Persons who have passed the Certified Public Accountant Examination, etc. (including assistant certified public accountants)	1,130
			Other professionals	2,149
			Administrative staff	82
	Number of audited companies 3,215 (As of May 31, 2025)
Reason for the selection as the candidate	Deloitte Tohmatsu LLC was judged to be suitable in comprehensive consideration of its audit quality, expertise, and independence, as well as the efficiency of audits for the entire group.

Resolution No. 3: Election of Ten (10) Members of the Board of Directors (Excluding Members of the Board of Directors Who Are Audit and Supervisory Committee Members)

As the terms of office of ten (10) incumbent Members of the Board of Directors (excluding Members of the Board of Directors who are Audit and Supervisory Committee Members) will expire at the conclusion of this Ordinary General Meeting of Shareholders, approval is requested for the election of ten (10) Members of the Board of Directors (excluding Members of the Board of Directors who are Audit and Supervisory Committee Members).

The nomination of candidates for Member of the Board of Directors (excluding Member of the Board of Directors who is an Audit and Supervisory Committee Member) was made by the Board of Directors in light of the report by the Personnel Advisory Committee chaired by an External Director and the majority of whose members are External Directors, and in comprehensive consideration of their personal character, insight, experience, etc.

Furthermore, the Audit and Supervisory Committee has expressed an opinion that there are no matters that need to be pointed out in regard to this proposal.

The candidates for Member of the Board of Directors (excluding Member of the Board of Directors who is an Audit and Supervisory Committee Member) are as follows:

No.	Name	Current position and areas of responsibility in the Company
1	Kazuhiro Ikebe	Chairperson (Representative Director)
2	Masaru Nishiyama	President (Representative Director) & Chief Executive Officer
3	Noboru Hashimoto	Vice-Presidential Executive Officer (Representative Director) & Executive Director of the Business Solution Headquarters (Matters relating to sustainability promotion)
4	Atushi Soda	Vice-Presidential Executive Officer (Representative Director), Executive Director of the Technical Solution Headquarters, Crisis Management Officer & Chief Information Officer
5	Hiroto Kido	Member of the Board of Directors, Senior Managing Executive Officer & Executive Director of the Corporate Strategy Division
6	Hideo Sato	Member of the Board of Directors, Senior Managing Executive Officer & Director of Operation Division, Business Solution Headquarters
7	Norihiro Nakamura	Member of the Board of Directors, Senior Managing Executive Officer & Executive Director of the Energy Service Headquarters
8	Masamichi Shinohara	Senior Managing Executive Officer & Director of the Nuclear Power Division
9	Yuji Hirako	Member of the Board of Directors
10	Keiko Watanabe

No. 1	Kazuhiro Ikebe	(February 17, 1958)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1981	Joined the Company
	Jun. 2017	Member of the Board of Directors, Senior Managing Executive Officer & Executive Director of the Corporate Strategy Division of the Company
	Jun. 2018	President (Representative Director) & Chief Executive Officer of the Company
	Jun. 2025	Chairperson (Representative Director) of the Company (to the present)

[Significant Concurrent Position] Chairman of General Incorporated Association Kyushu Economic Federation

[Reasons for nomination as candidate]

Since assuming the office of Member of the Board of Directors in 2017, he has participated in the management of the Company for years and had abundant experience. In addition, he assumed the office of President (Representative Director) & Chief Executive Officer of the Company in 2018 and assumed the office of Chairperson (Representative Director) in 2025, and has been engaged in all areas of the management, including serving as the Chairman of the Board of Directors.

In comprehensive consideration of the above experience of his and his personal character and insight, he is judged to be well qualified as Member of the Board of Directors.

No. 2	Masaru Nishiyama	(August 24, 1963)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1986	Joined the Company
	Jun. 2019	Executive Officer & General Manager of the International Business Office of the Company
	Jun. 2021	Managing Executive Officer & Executive Director of the Corporate Strategy Division of the Company
	Jun. 2022	Senior Managing Executive Officer & Executive Director of the Corporate Strategy Division of the Company
	Jun. 2023	Member of the Board of Directors, Senior Managing Executive Officer & Executive Director of the Energy Service Headquarters of the Company
	Jun. 2025	President (Representative Director) & Chief Executive Officer of the Company (to the present)

[Reasons for nomination as candidate]

He has participated in the management of the Company since assuming the office of Member of the Board of Directors in 2023.

In addition, he assumed the office of President (Representative Director) & Chief Executive Officer of the Company in 2025 and has led the execution of business in all areas of the management of the Company

In comprehensive consideration of the above experience of his and his personal character and insight, he is judged to be well qualified as Member of the Board of Directors.

No. 3	Noboru Hashimoto	(January 19, 1962)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1984	Joined the Company
	Apr. 2017	Executive Officer & General Manager of Kumamoto Branch Office of the Company
	Jul. 2020	Managing Executive Officer & Director of the Urban Development Business Division of the Company
	Jun. 2022	Senior Managing Executive Officer & Director of the Urban Development Business Division of the Company
	Jun. 2023	Vice-Presidential Executive Officer (Representative Director) & Executive Director of the Business Solution Headquarters of the Company
	Apr. 2026	Vice-Presidential Executive Officer (Representative Director) & Executive Director of the Business Solution Headquarters of the Company, (Matters relating to sustainability promotion) (to the present)

[Reasons for nomination as candidate]

Since assuming the office of Vice-Presidential Executive Officer (Representative Director) in 2023, he has participated in the management of the Company and supported the President & Chief Executive Officer in the execution of business in all areas of the management of the Company.

In comprehensive consideration of the above experience of his and his personal character and insight, he is judged to be well qualified as Member of the Board of Directors.

No. 4	Atsushi Soda	(January 12, 1961)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1985	Joined the Company
	Jun. 2018	Executive Officer & General Manager of Oita Branch Office of the Company
	Apr. 2020	Executive Officer of the Company and seconded to The Federation of Electric Power Companies of Japan
	Jun. 2020	Managing Executive Officer of the Company and seconded to The Federation of Electric Power Companies of Japan
	Jun. 2022	Senior Managing Executive Officer of the Company and seconded to The Federation of Electric Power Companies of Japan
	Jun. 2023	Vice-Presidential Executive Officer (Representative Director), Crisis Management Officer & Matters relating to ESG of the Company
	Jun. 2024	Vice-Presidential Executive Officer (Representative Director), Crisis Management Officer, Matters relating to ESG & Chief Information Officer of the Company
	Jun. 2025	Vice-Presidential Executive Officer (Representative Director), Executive Director of the Technical Solution Headquarters, Crisis Management Officer, Matters relating to ESG & Chief Information Officer of the Company
Apr. 2026

Vice-Presidential Executive Officer (Representative Director), Executive Director of the Technical Solution Headquarters, Crisis Management Officer & Chief Information Officer of the Company

(to the present)

[Reasons for nomination as candidate]

Since assuming the office of Vice-Presidential Executive Officer (Representative Director) in 2023, he has participated in the management of the Company and supported the President & Chief Executive Officer in the execution of business in all areas of the management of the Company.

In comprehensive consideration of the above experience of his and his personal character and insight, he is judged to be well qualified as Member of the Board of Directors.

No. 5	Hiroto Kido	(October 19, 1964)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1987	Joined the Company
	Apr. 2020	General Manager of Power System Operation & Engineering Division, Kyushu Electric Power Transmission and Distribution Co., Inc. (Engineering Planning)
	Jun. 2020	Executive Officer & Deputy Director of the District Symbiosis Division, Business Solution Headquarters of the Company
	Jun. 2023	Senior Managing Executive Officer & Executive Director of the Corporate Strategy Division of the Company
	Jun. 2025	Member of the Board of Directors, Senior Managing Executive Officer & Executive Director of the Corporate Strategy Division of the Company (to the present)

[Reasons for nomination as candidate]

He assumed the office of Executive Officer in 2020 and he has served as Deputy Director of the District Symbiosis Division (crisis management, etc.) and Executive Director of the Corporate Strategy Division, and demonstrated his high professional competence based on such experience.

Furthermore, he has participated in the management of the Company since assuming the office of Member of the Board of Directors in 2025.

In comprehensive consideration of the above experience of his and his personal character and insight, he is judged to be well qualified as Member of the Board of Directors.

No. 6	Hideo Sato	(November 11, 1964)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1988	Joined the Company
	Jun. 2019	General Manager of the Corporate Strategy Division of the Company (Group Management Strategy)
	Jun. 2022	Executive Officer & General Manager of Tokyo Branch Office of the Company
	Jun. 2024	Executive Officer, Director of the DX Promotion Division, Technical Solution Headquarters & Chief DX Officer of the Company
	Jun. 2025	Member of the Board of Directors, Senior Managing Executive Officer & Director of the Operation Division, Business Solution Headquarter of the Company (to the present)

[Reasons for nomination as candidate]

He assumed the office of Executive Officer in 2022 and he has served as General Manager of Tokyo Branch Office, Director of the DX Promotion Division, and Director of the Operation Division (accounting, material procurement, property management) and demonstrated his high professional competence based on such experience.

Furthermore, he has participated in the management of the Company since assuming the office of Member of the Board of Directors in 2025.

In comprehensive consideration of the above experience of his and his personal character and insight, he is judged to be well qualified as Member of the Board of Directors.

No. 7	Norihiro Nakamura	(March 10, 1966)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1990	Joined the Company
	Feb. 2018	General Manager (in charge of Incubation) of the Corporate Strategy Division of the Company
	Jul. 2018	General Manager of the Incubation Lab, Corporate Strategy Division of the Company
	Jul. 2020	General Manager of the Planning & Balance Optimization Division, Energy Service Headquarters of the Company (Planning)
	Jun. 2022	Executive Officer & Director of the Planning & Balance Optimization Division, Energy Service Headquarters of the Company
	Jun. 2025	Member of the Board of Directors, Senior Managing Executive Officer & Executive Director of the Energy Service Headquarters of the Company (to the present)

[Reasons for nomination as candidate]

He assumed the office of Executive Officer in 2022 and he has served as Director of Planning & Balance Optimization Division (electric power market affairs, etc.) and Executive Director of the Energy Service Headquarters (power generation, sales, etc.) and demonstrated his high professional competence based on such experience.

Furthermore, he has participated in the management of the Company since assuming the office of Member of the Board of Directors in 2025.

In comprehensive consideration of the above experience of his and his personal character and insight, he is judged to be well qualified as Member of the Board of Directors.

No. 8	Masamichi Shinohara	(February 28, 1962)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1987	Joined the Company
	Apr. 2018	General Manager of the Nuclear Power Division of the Company (Nuclear Management)
	Jun. 2021	Executive Officer & Head of Genkai Construction Arrangement Office of the Company
	Jun. 2024	Senior Managing Executive Officer & Deputy Director of the Nuclear Power Division of the Company
	Apr. 2026	Senior Managing Executive Officer & Director of the Nuclear Power Division of the Company (to the present)

[Reasons for nomination as candidate]

He assumed the office of Executive Officer in 2021 and has served as Head of Genkai Construction Arrangement Office and Director of the Nuclear Power Division, and demonstrated his high professional competence based on such experience.

In comprehensive consideration of the above experience of his and his personal character and insight, he is judged to be well qualified as Member of the Board of Directors.

No. 9	Yuji Hirako	(January 25, 1958)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1981	Joined ALL NIPPON AIRWAYS CO., LTD. (currently ANA HOLDINGS INC.)
	Jun. 2011	Executive Vice President, Marketing & Sales of ALL NIPPON AIRWAYS CO., LTD.
	Apr. 2012	Executive Vice President, The Americas & General Manager, New York of ALL NIPPON AIRWAYS CO., LTD.
	Apr. 2015	Executive Vice President of ANA HOLDINGS INC. Member of the Board, Executive Vice President of ALL NIPPON AIRWAYS CO., LTD.
	Jun. 2015	Member of the Board, Executive Vice President of ANA HOLDINGS INC.
	Apr. 2017	Member of the Board of ANA HOLDINGS INC. Representative Director, President and CEO of ALL NIPPON AIRWAYS CO., LTD.
	Mar. 2022	Retired from the office of Representative Director, President and CEO of ALL NIPPON AIRWAYS CO., LTD.
	Apr. 2022	Member of the Board, Vice Chairman of ANA HOLDINGS INC.
	Jun. 2023	Outside Director of Seven Bank, Ltd. (part time) (to the present)
	Jun. 2023	External Director of the Board of JVCKENWOOD Corporation (part time) (to the present)
	Apr. 2024	Senior Advisor of ANA HOLDINGS INC. (to the present)
	Jun. 2024	Member of the Board of Directors of the Company (to the present)
	Jun. 2025	Director (Outside) of SMBC Nikko Securities Inc. (part time) (to the present)

[Significant Concurrent Positions]

Senior Advisor of ANA HOLDINGS INC.

Outside Director of Seven Bank, Ltd. (part time)

External Director of the Board of JVCKENWOOD Corporation (part time)

Director (Outside) of SMBC Nikko Securities Inc. (part time)

[Reasons for nomination as candidate and overview of expected roles]

He has abundant experience gained through many years as a senior corporate manager in Japan and the United States, along with broad knowledge of finance, IR, sales, and marketing, and has a suitable personal character and insight for an External Director of the Company.

Since his appointment in 2024, Mr. Hirako has provided valuable opinions and suggestions on the Company’s business from an independent and objective perspective, and fulfilled his function of supervising the execution of duties of Members of the Board of Directors, in addition to serving as a member of the Personnel Advisory Committee and the Remuneration Advisory Committee, contributing to the improvement of the transparency and objectivity of the personnel and remuneration systems for Members of the Board of Directors. He is expected to serve as the Chairman of both committees and continue to make contributions to maintaining and improving the Company’s governance and enhancing corporate value.

No. 10	Keiko Watanabe	(January 31, 1958)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1981	Joined Applied Materials Japan, Inc.
	Jan. 1983	Resigned from Applied Materials Japan, Inc.
	Nov. 1985	Joined Nippon Dacro Shamrock Ltd.
	Mar. 1990	Resigned from Nippon Dacro Shamrock Ltd.
	Aug. 1990	Joined Bosch Corporation
	Oct. 2005	General Manager, Management Procurement Department of Bosch Corporation
	Mar. 2010	General Manager, Logistics Planning Department of Bosch Corporation
	May 2019	Director of Japan Customs Brokers Association (part time) (to the present)
	Nov. 2019	Business Advisor of Bosch Corporation
	Dec. 2021	Resigned from Bosch Corporation
	Sep. 2022	Auditor of Kumamoto University (to the present)

[Significant Concurrent Positions] Auditor of Kumamoto University

[Reasons for nomination as candidate and overview of expected roles]

She has abundant experience gained through many years at global companies, along with broad knowledge of internal controls, talent management, diversity, supply chains, and procurement, and has a suitable personal character and insight for an External Director of the Company.

Ms. Watanabe is expected to utilize her extensive experience and insight to provide valuable opinions and suggestions from an independent and objective perspective at the Board of Directors and various committees, thereby contributing to the enhancement of the effectiveness of the Board of Directors’ supervision function.

(Notes)	1. The number of the Company’s common shares owned by each candidate includes each person’s equity interest in the Board Benefit Trust (BBT) share remuneration system.

2.	Mr. Yuji Hirako and Ms. Keiko Watanabe are candidates for External Director as prescribed in Article 2, paragraph 3, item 7 of the Regulations for Enforcement of the Companies Act.

3.	Although Ms. Keiko Watanabe has not been directly involved in corporate management, the Company has judged that she would be able to properly perform the duties of External Director, in light of qualities such as her abundance of experience over many years at global companies and knowledge regarding internal control, talent management and diversity.

4.	Since Mr. Yuji Hirako and Ms. Keiko Watanabe satisfy all requirements in the decision criteria regarding the independence of external officers laid down by the Company and the stock exchanges on which the Company is listed, the Company submitted notification to each stock exchange concerning their appointment as Independent Officers.

The decision criteria for the independence of external officers of the Company are published on the Company’s website (https://www.kyuden.co.jp/ir_management_governance.html) (in Japanese).

5.	Mr. Yuji Hirako will have served as an External Director of the Company for a period of two (2) years as of the conclusion of this Ordinary General Meeting of Shareholders.

6.	The Company has entered into an agreement with Mr. Yuji Hirako to limit his liability under Article 423, paragraph 1 of the Companies Act to the minimum amount stipulated by laws and regulations. If his election is approved, the Company will renew the agreement with him.

7.	If Ms. Keiko Watanabe is elected, the Company plans to enter into an agreement with her to limit her liability under Article 423, paragraph 1 of the Companies Act to the minimum amount stipulated by laws and regulations.

8.	The Company has entered into a contract of Directors and Officers Liability Insurance with an insurance company pursuant to the provision of Article 430-3, paragraph 1 of the Companies Act, and damages incurred (legal payments of compensation for damages and legal expenses) due to a claim for compensation of damages arising from an act by the insureds including all of the Company’s Members of the Board of Directors as an officer, etc. of the Company will be covered by the insurance contract. Insurance premiums are borne by the Company, and the insureds do not bear any of the premiums. If each of the candidates is elected, they will be insured under the insurance contract. Furthermore, the Company intends to renew the insurance contract with the same content during the terms of each of the candidates.

Resolution No. 4: Election of Four (4) Members of the Board of Directors Who Are Audit and Supervisory Committee Members

As the term of office of four (4) incumbent Members of the Board of Directors who are Audit and Supervisory Committee Members will expire at the conclusion of this Ordinary General Meeting of Shareholders, approval is requested for the election of four (4) Members of the Board of Directors who are Audit and Supervisory Committee Members.

The nomination of candidates for Member of the Board of Directors who are Audit and Supervisory Committee Members were made by the Board of Directors in light of the report by the Personnel Advisory Committee chaired by an External Director and the majority of whose members are External Directors, and in comprehensive consideration of his personal character, insight, experience, etc.

The consent of the Audit and Supervisory Committee has been obtained for this resolution.

The candidates for Member of the Board of Directors who are Audit and Supervisory Committee Members are as follows:

No.	Name	Current position and areas of responsibility in the Company
1	Yoshiro Uchimura	Member of the Board of Directors, Audit and Supervisory Committee Member (full time)
2	Tomoka Sugihara	Member of the Board of Directors, Audit and Supervisory Committee Member
3	Yuka Shigetomi	Member of the Board of Directors, Audit and Supervisory Committee Member
4	Yasuo Onozawa

No. 1	Yoshiro Uchimura	(July 14, 1962)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1985	Joined the Company
	Jun. 2018	Executive Officer & General Manager of Saga Branch Office of the Company
	Jun. 2021	Managing Executive Officer & Director of the District Symbiosis Division, Business Solution Headquarters of the Company
	Jun. 2022	Senior Managing Executive Officer & Director of the District Symbiosis Division, Business Solution Headquarters of the Company
	Jun. 2024	Member of the Board of Directors, Audit and Supervisory Committee Member (full time) of the Company (to the present)

[Reasons for nomination as candidate]

He is quite knowledgeable of a wide range of the Company’s business as he has experience of serving as Director of the District Symbiosis Division and Branch Manager of the Company’s branch office. He therefore has an ability to perform auditing and supervising properly.

Since his appointment as Member of the Board of Directors who is an Audit and Supervisory Committee Member in 2024, he has audited and supervised the execution of duties of Members of the Board of Directors.

In comprehensive consideration of the above experience of his and his personal character and insight, he is judged to be well qualified as Member of the Board of Directors who is an Audit and Supervisory Committee Member.

No. 2	Tomoka Sugihara	(December 25, 1970)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1999	Registered as an attorney (to the present)
Joined Miura Okuda Iwamoto Law Office (currently Miura Okuda Sugihara Law Office)
	Apr. 2007	Became partner of Miura Okuda Sugihara Law Office (to the present)
	Jun. 2020	External Director and Audit and Supervisory Committee Member of Nippon Tungsten Co., Ltd. (part time) (to the present)
	Jun. 2022	Member of the Board of Directors, Audit and Supervisory Committee Member of the Company (to the present)

[Significant Concurrent Positions] Attorney at law (Partner of Miura Okuda Sugihara Law Office) External Director and Audit and Supervisory Committee Member of Nippon Tungsten Co., Ltd. (part time)

[Reasons for nomination as candidate and overview of expected roles]

She has abundant experience concerning legal affairs in general gained through many years as an attorney at law and experience as an outside director, and has a suitable personal character and insight for an External Director of the Company.

Since her appointment in 2022, Ms. Sugihara has utilized her abundant experience and insight to provide valuable opinions and suggestions on the Company’s business from an independent and objective perspective, and fulfilled her function of auditing and supervising the execution of duties of Directors. In addition, she has served as a member of the Personnel Advisory Committee and the Remuneration Advisory Committee and contributed to the improvement of the transparency and objectivity of the personnel and remuneration systems for Members of the Board of Directors. Furthermore, she is expected to continue to make contributions to maintaining and improving the Company’s governance and enhancing corporate value.

No. 3	Yuka Shigetomi	(June 17, 1970)
[Career summary, position and areas of responsibility in the Company]
	Oct. 1993	Joined Showa Ota & Co. (currently Ernst & Young ShinNihon LLC)
	Apr. 1997	Registered as a certified public accountant in Japan (to the present)
	Nov. 1998	Transferred to Ernst & Young (Hong Kong)
	Aug. 2001	Registered as a certified public accountant in the United States (to the present)
	Jan. 2002	Registered as a certified public accountant in Hong Kong (to the present)
	Jun. 2006	Partner of Ernst & Young (Hong Kong)
Partner of ShinNihon & Co. (currently Ernst & Young ShinNihon LLC)
Leader for Japan Business Services of Ernst & Young (Hong Kong & China South)
	Feb. 2007	Registered as a certified public accountant in Hong Kong (practising) (until June 2024)
	Jun. 2015	Senior Partner of ShinNihon LLC (currently Ernst & Young ShinNihon LLC)
	Sep. 2016	Left the above position
	May 2018	Assurance Leader for Japan Business Service of Ernst & Young Greater China (Mainland China, Hong Kong & Taiwan) (until June 2024)
	Jun. 2024	Member of the Board of Directors, Audit and Supervisory Committee Member of the Company (to the present)
	Jul. 2024	Senior Advisor of Ernst & Young (Hong Kong) (to the present)
	Mar. 2025	Outside Audit & Supervisory Board Member (part time) of Canon Inc. (to the present)

[Significant Concurrent Positions]

Certified public accountant (Japan, the United States, Hong Kong)

Senior Advisor of Ernst & Young (Hong Kong)

Outside Audit & Supervisory Board Member (part time) of Canon Inc.

[Reasons for nomination as candidate and overview of expected roles]

She has abundant experience gained through many years as a certified public accountant, along with broad knowledge of risk management and sustainability management promotion, particularly in the environmental field, from the global perspective, and has a suitable personal character and insight for an External Director of the Company.

Since her appointment in 2024, Ms. Shigetomi has utilized her abundant experience and insight to provide valuable opinions and suggestions on the Company’s business from an independent and objective perspective, and fulfilled her function of auditing and supervising the execution of duties of Directors. She is expected to continue to make contributions to strengthening the supervisory functions of the Company’s Board of Directors and enhancing corporate value

No. 4	Yasuo Onozawa	(March 20, 1959)
[Career summary, position and areas of responsibility in the Company]
	Apr. 1981	Joined Mitsui Fudosan Co., Ltd.
	Jun. 2016	Director and Executive Managing Officer of Mitsui Fudosan Co., Ltd.
	Apr. 2017	Director and Senior Executive Managing Officer of Mitsui Fudosan Co., Ltd.
	Apr. 2020	Director and Executive Vice President of Mitsui Fudosan Co., Ltd.
	Apr. 2022	Representative Director and Executive Vice President of Mitsui Fudosan Co., Ltd.
	Apr. 2023	Director of Mitsui Fudosan Co., Ltd.
	Jun. 2023	Special Advisor of Mitsui Fudosan Co., Ltd.
	Jun. 2025	Advisor of Mitsui Fudosan Co., Ltd. (to the present)

[Significant Concurrent Positions] Advisor of Mitsui Fudosan Co., Ltd.

[Reasons for nomination as candidate and overview of expected roles]

He has abundant experience gained through many years as a senior corporate manager, along with broad knowledge of urban development-related businesses, as well as general affairs, secretarial, public relations, and human resources, and has a suitable personal character and insight for an External Director of the Company.

Mr. Onozawa is expected to utilize his abundant experience and insight to provide valuable opinions and suggestions on the Company’s business from an independent and objective perspective, and to fulfill his function of auditing and supervising the execution of duties of Directors. In addition, as a member of the Personnel Advisory Committee and the Remuneration Advisory Committee, he is expected to make contributions to improving the transparency and objectivity of the personnel and remuneration systems for Members of the Board of Directors and to maintaining and improving the Company’s governance and enhancing corporate value.

(Notes)	1. Ms. Tomoka Sugihara, Ms. Yuka Shigetomi and Mr. Yasuo Onozawa are candidates for External Director as prescribed in Article 2, paragraph 3, item 7 of the Regulations for Enforcement of the Companies Act.

2.	Although Ms. Tomoka Sugihara has not been directly involved in corporate management, the Company has judged that she would be able to perform the duties of External Director who is an Audit and Supervisory Committee Member in an appropriate manner, due to her knowledge and experience as an attorney.

3.	Although Ms. Yuka Shigetomi has not been directly involved in corporate management, the Company has judged that she would be able to perform the duties of External Director who is an Audit and Supervisory Committee Member in an appropriate manner, due to her knowledge and experience as a certified public accountant.

4.	Since Ms. Tomoka Sugihara, Ms. Yuka Shigetomi and Mr. Yasuo Onozawa satisfy all requirements in the decision criteria regarding the independence of external officers laid down by the Company and the stock exchanges on which the Company is listed, the Company submitted notification to each stock exchange concerning their appointment as Independent Officers.

The decision criteria for the independence of external officers of the Company are published on the Company’s website (https://www.kyuden.co.jp/ir_management_governance.html) (in Japanese).

5.	Ms. Tomoka Sugihara will have served as an External Director who is an Audit and Supervisory Committee Member of the Company for a period of four (4) years as of the conclusion of this Ordinary General Meeting of Shareholders.

6.	Ms. Yuka Shigetomi will have served as an External Director who is an Audit and Supervisory Committee Member of the Company for a period of two (2) years as of the conclusion of this Ordinary General Meeting of Shareholders.

7.	The Company has entered into agreements with Mr. Yoshiro Uchimura, Ms. Tomoka Sugihara and Ms. Yuka Shigetomi to limit their liability under Article 423, paragraph 1 of the Companies Act to the minimum amount stipulated by laws and regulations. If their election is approved, the Company will renew these agreements with them.

8.	If Mr. Yasuo Onozawa is elected, the Company plans to enter into an agreement with him to limit his liability under Article 423, paragraph 1 of the Companies Act to the minimum amount stipulated by laws and regulations.

9.	The Company has entered into a contract of Directors and Officers Liability Insurance with an insurance company pursuant to the provision of Article 430-3, paragraph 1 of the Companies Act, and damages incurred (legal payments of compensation for damages and legal expenses) due to a claim for compensation of damages arising from an act by the insureds including all of the Company’s Members of the Board of Directors as an officer, etc. of the Company will be covered by the insurance contract. Insurance premiums are borne by the Company, and the insureds do not bear any of the premiums. If each of the candidates is elected, they will be insured under the insurance contract. Furthermore, the Company intends to renew the insurance contract with the same content during the terms of each of the candidates.

[Reference]

Skill Matrix of Members of the Board of Directors (candidate)

[Skill Identification]

The Company announced the Kyuden Group Management Vision 2035 as its long-term vision and strategy of the Group in May 2025. With the aim of realizing the vision stated in Management Vision 2035, we established six key strategies of the Group: “Challenge to carbon negativity,” “Solution evolution to fulfill diverse needs,” “Value creation and growth through district co-creation,” “Human capital management for value creation,” “DX promotion leading corporate transformation,” and “Stronger governance to support innovation and growth.”

After deliberations by the Personnel Advisory Committee, which is chaired by an External Director and the majority of its members are External Directors, we have identified the following skills required of the Board of Directors to indicate the high level of knowledge of the Company’s Board of Directors and the direction of management and to appropriately exhibit management supervisory functions toward the realization of the Group six key strategies.

[Definition of Skills]

Corporate Management	Directors with corporate management experience in a wide range of areas and a perspective on business strategy are needed to achieve sustainable growth and maximize the corporate value of the Group.
Finance and Accounting	Directors with knowledge and experience related to finance and accounting are needed for accurate financial reporting, establishment of a solid management base, and execution of investment and financial strategy toward sustained growth.
Legal Affairs, Governance and Risk Management	Directors with knowledge and experience related to legal affairs, governance, and risk management are needed to establish appropriate governance structure as the foundation for sustained growth, as well as to further enhance business portfolio management.
Human Resource	Directors with knowledge and experience related to human resources strategy are needed to promote human capital management and lead to value creation while people and the organization grow together.
Environment	Directors with extensive knowledge and experience related to the environment and also Directors with thorough technical expertise are needed to contribute to the reduction of GHG emissions across society with the aim of realizing carbon negativity and meeting the expectations of society.
ICT & DX	Directors with knowledge and experience related to ICT and DX are needed to realize the DX promotion leading corporate transformation and solution evolution to fulfill diverse needs.
Technology and Innovation	Directors with knowledge and experience related to the latest technology and new business creation are needed to promote carbon negativity and solution evolution to fulfill diverse needs, as well as to lead the ensuring of stable supply which forms the basis of trusting relationships with local communities and safe and stable operation of facilities.
Sales and Marketing	Directors with knowledge and experience related to sales and marketing are needed to provide and evolve solutions to fulfill diverse needs of customers and local communities.
Global	Directors with knowledge and experience related to overseas management experience and overseas business are needed to conduct appropriate audits and oversight of the business, including profit growth by driving the strategy of overseas business, which is a growth business, and country risks.

Skills of Members of the Board of Directors (candidates) are as follows.

Name	Position in the Company, etc.*2			Area Particularly Expected to Serve*1
		Personnel Advisory Committee	Remunera-tion Advisory Committee	1. Corporate Manage-ment	2. Finance and Account-ing	3. Legal Affairs, Governa-nce, and Risk Manage-ment	4. Human Resources	5. Environ-ment	6. ICT & DX	7. Technolo-gy and Innovati-on	8. Sales and Market-ing	9. Global	Grounds for marking ○ as areas of expectation
Ikebe	Chairperson (Representative Director)			○	○	○	○	○		○		○	He has led the management of the Company as President for years and has abundant experience in a wide range of areas, including Chairman of The Federation of Electric Power Companies of Japan, Executive Director of the Corporate Strategy Division, human resources and labor affairs, and studying abroad. He is expected to lead strategies in all areas of the management of the Company and fulfill his function of supervising the execution.
Nishiyama	President (Representative Director) & Chief Executive Officer	Member	Member	○	○	○	○	○		○	○	○	He has abundant experience in a wide range of areas, including Executive Director of the Energy Service Headquarters (power generation, sales, etc.), Executive Director of the Corporate Strategy Division, General Manager of the International Business Office, business administration, and human resources and labor affairs. He is expected to lead the formulation and promotion of management strategies toward the realization of the Management Vision 2035.
Hashimoto	Vice-Presidential Executive Officer (Representative Director)			○	○	○	○	○			○		He has experience in a wide range of areas, including Executive Director of the Business Solution Headquarters (accounting, legal affairs, human resources, environment, etc.), General Manager of Kumamoto Branch Office, and General Manager of the General Affairs Division, and he is expected to promote the strengthening of the management foundation of the Company. Furthermore, having served as Director of the Urban Development Business Division, he is expected to promote the management strategies of the Company’s business including the growth areas.
Soda	Vice-Presidential Executive Officer (Representative Director)			○	○	○		○	○	○			He has experience in a wide range of areas, including Executive Director of the Technical Solution Headquarters (information and communications, civil & architectural engineering, etc.), Crisis Management Officer, and General Manager of Oita Branch Office, and he is expected to strengthen the management foundation of the Company. Furthermore, having served as Chief Information Officer and in electric power transmission (engineering), he is expected to promote the management strategies based on technical knowledge in leading IT strategies and promoting carbon neutrality.

Name	Position in the Company, etc.*2				Area Particularly Expected to Serve*1
			Personnel Advisory Committee	Remunera-tion Advisory Committee	1. Corporate Manage-ment	2. Finance and Account-ing	3. Legal Affairs, Governa-nce, and Risk Manage-ment	4. Human Resources	5. Environ-ment	6. ICT & DX	7. Technolo-gy and Innovati-on	8. Sales and Market-ing	9. Global	Grounds for marking ○ as areas of expectation
Kido	Member of the Board of Directors, Senior Managing Executive Officer				○	○	○				○			He has served as Executive Director of the Corporate Strategy Division and he is expected to lead the formulation and promotion of the management strategies toward realization of the Management Vision 2035. Furthermore, he is expected to fulfil his function of supervision from a risk management perspective based on his experience as General Manager of Crisis Management Division and the technical perspective based on his experience in electric power transmission (engineering).
Sato	Member of the Board of Directors, Senior Managing Executive Officer				○	○				○	○	○		He has served as Director of the Operation Division (accounting, material procurement, property management) and General Manager of Tokyo Branch Office and in the Corporate Strategy Division and he is expected to promote the management strategies of the Company. Furthermore, he has experiences that contribute to new business development, such as Director of the DX Promotion Division and dispatch to venture companies, and is expected to promote business restructuring.
Nakamura	Member of the Board of Directors, Senior Managing Executive Officer				○				○		○	○		He has experience as Executive Director of the Energy Service Headquarters (power generation, sales, etc.) and Director of the Planning & Balance Optimization Division (electric power market affairs, etc.) and in thermal power generation and he is expected to lead measures toward carbon neutrality and to increase profit of the domestic electric power business. Furthermore, having served as General Manager of Innovation Division, he is expected to lead the new business promotion.
Shinohara	Member of the Board of Directors, Senior Managing Executive Officer								○		○			He has many years of experience in nuclear power generation and experienced relationship-building with local communities as Head of Genkai Construction Arrangement Office, as well as having a high level of expertise in such areas. He is expected to lead the stable nuclear power generation business putting the safety and security of the local communities first.
Hirako	Member of the Board of Directors	External Independent	Chairman	Chairman	○	○	○					○	○	He has abundant experience gained through many years as a senior corporate manager in Japan and the United States, along with broad knowledge of finance, IR, sales, and marketing, and he is expected to guide and supervise in the related areas.
Watanabe	Member of the Board of Directors	External Independent Female					○	○					○	She has abundant experience gained through many years at global companies, along with broad knowledge of internal controls, talent management, diversity, supply chains, and procurement, and she is expected to guide and supervise in the related areas.

Name	Position in the Company, etc.*2				Area Particularly Expected to Serve*1
			Personnel Advisory Committee	Remunera-tion Advisory Committee	1. Corporate Manage-ment	2. Finance and Account-ing	3. Legal Affairs, Governa-nce, and Risk Manage-ment	4. Human Resources	5. Environ-ment	6. ICT & DX	7. Technolo-gy and Innovati-on	8. Sales and Market-ing	9. Global	Grounds for marking ○ as areas of expectation
Uchimura	Member of the Board of Directors, Audit and Supervisory Committee Member				○		○	○	○			○		He is quite knowledgeable of a wide range of the Company’s business as he has experience as Manager of Sales Office which is an on-site organ as well as having experience of serving as Director of the District Symbiosis Division (legal affairs, environment, etc.) and General Manager of Saga Branch Office, and in human resources and labor affairs. He is expected to appropriately audit and supervise, leveraging his knowledge and experience.
Sugihara	Member of the Board of Directors, Audit and Supervisory Committee Member	External Independent Female	Member	Member			○	○						She has abundant experience concerning legal affairs in general as an attorney over many years, and she is expected to direct and audit in the area of legal, governance and risk management. Furthermore, she is expected to contribute in the area of human resources based on her experience from various external committees.
Shigetomi	Member of the Board of Directors, Audit and Supervisory Committee Member	External Independent Female				○	○		○				○	She has abundant experience as a certified public accountant over many years, along with broad knowledge of risk management and sustainability management promotion (environment in particular) from the global perspective. She is expected to provide guidance and oversight in the areas of finance and accounting, global, risk management and environment.
Onozawa	Member of the Board of Directors, Audit and Supervisory Committee Member	External Independent	Member	Member	○		○	○	○			○		He has abundant experience gained through many years as a senior corporate manager, along with broad knowledge in a wide range of areas including urban development-related businesses, as well as general affairs, secretarial, public relations, and human resources, and he is expected to provide guidance and oversight in the related areas.

*	1. This does not represent all of the knowledge and experience of the Members of the Board of Directors (candidates).

2.	These positions in the Company were tentatively determined and announced on February 17. If Resolutions No. 3 and No. 4 are approved and adopted as originally proposed, these positions will be officially determined at the Board of Directors meeting to be held following the conclusion of the General Meeting of Shareholders.

Shareholder Proposals

<Shareholder Proposals (Resolutions No. 5 through No. 23)>

Resolutions No. 5 through No. 14 are proposed by 1 shareholder.

Resolution No. 5: Partial Amendments to the Articles of Incorporation: The Company Aims to be a Company that Values its Shareholders

◆	Proposal Details

The following Chapter and provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Chapter 8 Other Provisions

Article 40. (The Company Aims to be a Company that Values its Shareholders)

The Company aims to be a company that values its shareholders and shall strive to enhance corporate value. More specifically, following corporate management shall be taken:

(1) Having respect for shareholders

(2) Responding sincerely to shareholder proposals

(3) Promptly issuing notice of the General Meeting of Shareholders (providing a shareholder proposal period of two weeks or longer after notice is provided)

(4) Managing in a manner that is highly transparent to shareholders

(5) Stabilization of dividends

(6) Enhancement of corporate value

◆	Grounds for Proposal

At the General Meeting of Shareholders in the past, the Chairperson made statements that could be regarded as insulting to shareholders presenting proposals, and the Company refuses to admit it, claiming there is no record. However, the Company is prohibiting recording, etc. by shareholders.

The Company is posting explanations concerning shareholder proposals that are contrary to the facts and provided no explanation concerning cartel, etc. to shareholders.

Therefore, management and other employees should have respect for shareholders as investors, and these actions by the Company are beckoning a decline in corporate value and a slump in the share price.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The Company strives to conscientiously explain the environment surrounding the Company, management conditions, and other matters to shareholders and gain their understanding in response to the many opinions and recommendations we receive from shareholders via telephone, the corporate website, and through other means.

The Company determines the content of its opinions after fully deliberating shareholder proposals internally and strives to operate an appropriate General Meeting of Shareholders in accordance with laws and regulations and the Articles of Incorporation.

The Company promotes active disclosure of information to ensure transparency in business activities, except in instances where we have an obligation to maintain confidentiality.

The dividends are determined based on the current fiscal year’s performance and medium- to long-term revenue and expenditure and financial condition with the basic policy of maintaining stable dividends.

The Company intends to work continuously to enhance corporate value through initiatives aimed at achieving the management vision and carbon neutrality.

Therefore, the Company believes that it is not necessary to establish a provision such as the one in this proposal in the Articles of Incorporation.

Resolution No. 6: Partial Amendments to the Articles of Incorporation: Complete Independence of Organ Concerning Compliance

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 41. (Complete Independence of Organ Concerning Compliance)

The Company shall have a completely independent organ for investigations concerning compliance. Investigations shall be conducted by a law firm with expert knowledge or by an expert, and the content of the investigations and results of responses shall be confirmed and shared within the Company. Complete independence will also ensure the protection of the people making requests and fairness. Important matters regarding corporate value shall be reported at the General Meeting of Shareholders.

◆	Grounds for Proposal

The matter concerning the cartel was exacerbated and the response was delayed when the Company engaged in apparent actions such as concealing the compliance violations internally, and this is impacting the valuation of the Company and the share price.

The Company’s response to compliance resulted in the yarase (faked) email becoming a large problem. The Company did not reflect on and learn lessons from this when the situation resulted in the resignation of Chairperson and President and I cannot trust the Company.

Therefore, having a completely independent external organization investigate the content of requests made to consultation contact points will achieve complete independence regarding compliance violations. It will also help prevent concealment by the company, etc. and will ensure the protection of the people making such requests and fairness.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The Company has established compliance consultation desks of Kyushu Electric Power inside and outside the Company (at a law firm) for the purpose of preventing and quickly discovering acts in violation of laws, regulations and corporate ethics, and inquiries received by the consultation desks are handled fairly and impartially in compliance with the relevant laws and regulations such as the Whistleblower Protection Act and with the advice of experts such as attorneys.

Furthermore, the content of inquiries and results of responses are monitored at the Company’s Compliance Committee by members such as outside experts, labor union representatives and External Directors, and reported to the Board of Directors.

As the Articles of Incorporation are intended to prescribe the basic matters relating to the Company, the Board of Directors does not believe that there is any need to establish such provision regarding business execution as called for by this proposal.

Resolution No. 7: Partial Amendments to the Articles of Incorporation: Fair Transactions with Subsidiaries

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 42. (Fair Transactions with Subsidiaries)

The Company shall establish a dedicated external organization to investigate whether the Company has engaged in inappropriate transactions with a subsidiary for the purpose of equal and fair procurement (materials, construction, and outsourcing) and verify that the Company is engaging in sound transactions. The points to verify are listed below:

(1) Unreasonable demands

(2) Inappropriate transactions with a subsidiary

(3) Appropriate management of a subsidiary’s confidential information

◆	Grounds for Proposal

The Ministry of Economy, Trade and Industry has previously found that the Company used the terminal system managed by a subsidiary to improperly access the customer information of a new rival electric power company.

In addition, the Company outsources services to a subsidiary that charges the highest rates, paying ¥100,000 or more in expenses per person per day, even though it could directly outsource services to a subsidiary capable of performing the services. There are also instances where the Company temporarily outsourced the services through a different subsidiary, which resulted in payment of several tens of millions more in outsourcing expenses, and where the persons performing the services were seconded employees receiving salaries.

These instances are presumably due to the fact that there are multiple subsidiaries effectively performing the same work.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The Company established the “Basic Policy for Procuring Materials” in order to procure quality materials economically, and it procures materials equitably and fairly based on quality, price, and other economic considerations. Transactions with subsidiaries and other Group companies adhere to this policy and we strive to prevent inappropriate transactions.

In addition, the Company has established mechanisms of internal control, including those to ensure materials are procured equitably and fairly, and the internal auditing organization audits the appropriateness of the performance of operations.

Furthermore, Group companies utilize their individual strengths to develop products and provide services with different features in their respective areas of specialization, which the Company believes leads to improvement in competitiveness and profitability of the Group as a whole.

As the Articles of Incorporation are intended to prescribe the basic matters relating to the Company, the Board of Directors does not believe that there is any need to establish such provision regarding business execution as called for by this proposal.

Resolution No. 8: Partial Amendments to the Articles of Incorporation: Clarifying Responsibility for Changes to Dividends

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 43. (Clarifying Responsibility for Changes to Dividends)

The Company shall clarify responsibility for changes to dividends by adjusting the annual remuneration of officers. More specifically, the Company shall calculate the percentage change in dividends compared to the standard dividends of ¥40 per share and adjust the annual remuneration of officers (Executive Officers and above). That percentage shall be reflected in 10% of the remuneration.

◆	Grounds for Proposal

The Company immediately reduces dividends when revenue and expenditure deteriorate.

Isn’t the deterioration in revenue and expenditure the responsibility of management? The Company only asks the shareholders to bear the burden without having management take responsibility, and significantly reducing costs (suspend promotion of symbol sports as SANIX INCORPORATED did and cease orders, etc. that could be seen as an effort to rescue the subsidiary).

The Company shall reflect the change in dividends in the annual remuneration of officers to clearly indicate the responsibility of management.

The standard dividends were calculated from the Company’s past dividend amounts.

Example: For dividends of ¥30 and an annual remuneration of ¥20 million

Adjustment in annual remuneration: ¥20 million × (1-(30÷40×0.1)) = ¥18.5 million

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

Remuneration is made up of basic remuneration and performance-linked remuneration, and it is paid within the range resolved at the General Meeting of Shareholders. Performance-linked remuneration is the component of remuneration that clarifies responsibility for the Company’s performance. It is therefore linked to performance indicators such as consolidated ordinary income from efforts to realize the Management Vision, ROIC, reduction in greenhouse gases (GHG) to achieve carbon neutrality, employee engagement rating, and the status of dividends to shareholders, among other factors. The Company pays remuneration accordingly.

Furthermore, the specific amounts of remuneration, etc. are determined by the Board of Directors after deliberation based on factors such as levels in other companies by the Remuneration Advisory Committee chaired by an External Director and with three of four members who are External Directors.

Therefore, the Company believes that it is not necessary to establish a provision in the Articles of Incorporation such as the one in this proposal.

Resolution No. 9: Partial Amendments to the Articles of Incorporation: Clarifying Responsibility for and Speed of Response to Scandals

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 44. (Clarifying Responsibility for and Speed of Response to Scandals)

The Company shall clarify where the responsibility lies for scandals that have impacted Company valuation and implement disciplinary measures. An external expert, etc. shall promptly conduct an investigation, etc. after a scandal has been discovered.

◆	Grounds for Proposal

The Company did not discipline the former officers who caused a scandal, even in the case of the yarase (faked) email issue, and has not demanded compensation for damages caused by the considerable impact on the stock price, the response, etc.

The Company has not clarified where the responsibility lies for the recent cartel and improperly access information on new electric power company’s customers either. The Company must know the identities of the officer(s) who talked with the Vice President at Kansai Electric Power Co. and those who engaged in improper access, and the response is too slow. Other electric power companies are currently clarifying responsibility and announcing disciplinary measures. The Company is the only company that has not done this so the Company should have an external expert, etc. immediately clarify the facts.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

When a scandal occurs, the Company obtains advice from outside experts and others that is pertinent to the details of the matter, and investigates appropriately. In addition, its Compliance Committee, which consists of outside experts, labor union representatives and External Directors and other members, confirms fact-related matters and makes recommendations on specific measures to be taken, etc. from an objective and neutral standpoint, based on the results of the investigation.

The responsibility of officers will be determined based specific facts of each individual case at the Board of Directors meeting after deliberation by the Personnel Advisory Committee, which is chaired by an External Director and consists of the four members, three of whom are External Directors, to ensure independence, transparency, and objectivity.

As the Articles of Incorporation are intended to prescribe the basic matters relating to the Company, the Board of Directors does not believe that there is any need to establish such provision regarding business execution as called for by this proposal.

Resolution No. 10: Partial Amendments to the Articles of Incorporation: Active Information Disclosure

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 45. (Active Information Disclosure)

The Company shall actively disclose the following information:

(1) Status of scandal investigations

(2) Recording of the General Meeting of Shareholders

(3) Important matters regarding corporate value

(4) Status of compliance activities

◆	Grounds for Proposal

The Company’s underlying tendency to cover things up is presumably the reason why it has not disclosed information on recent scandals.

The Company shall therefore actively disclose information regarding the status of scandal investigations, important matters regarding corporate value, and the status of compliance activities, which affect the stock price and corporate value.

Disclosing the recording of General Meetings of Shareholders on the Internet for people who cannot view the General Meeting of Shareholders convened via the Internet will also enhance corporate value.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The Company believes that the trust of local communities and society, including shareholders, is fundamental to our business. We have established the Company-wide Disclosure Commitment “Kyushu Electric Power Approach to Information Disclosure,” which expresses our basic position on disclosure of information, and are proactively working to disseminate information. We also disclose important information related to corporate value, including scandals and compliance matters, through press releases, the corporate website, and other means.

We stream the General Meeting of Shareholders to shareholders live via the Internet, and after it concludes, we make the proceedings, from the opening to the explanations of matters to be reported, publicly available on our corporate website.

Therefore, the Company believes that it is not necessary to establish a provision such as the one in this proposal in the Articles of Incorporation.

Resolution No. 11: Partial Amendments to the Articles of Incorporation: Shareholders’ Approval of Particularly Important Positions

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 46. (Shareholders’ Approval of Particularly Important Positions)

The Company has a divisional structure and shall obtain the consent of shareholders for division Director and Deputy Director positions, which are particularly important positions.

◆	Grounds for Proposal

The operation of divisions that are a significant part of the business has a considerable impact on the stock price. The Company therefore needs to obtain the consent of shareholders for selection of Directors who have decision-making authority and Deputy Directors who act on behalf of Directors.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The Company considers the extensive practical experience, knowledge, competency, and other assets of candidates in order to appoint the appropriate personnel to the appropriate positions when appointing General Managers and Deputy General Managers.

The Board of Directors also determines the appointment of officers to serve as General Managers and Deputy General Managers and the businesses they are to be in charge of after deliberation and confirmation conducted by the Personnel Advisory Committee, which is chaired by an External Director and consists of the four committee members, three of whom are External Directors, to ensure independence, transparency, and objectivity.

Therefore, the Company believes that it is not necessary to establish a provision in the Articles of Incorporation such as the one in this proposal.

Resolution No. 12: Partial Amendments to the Articles of Incorporation: Confirmation of Business Profitability

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 47. (Confirmation of Business Profitability)

The Company shall regard profitability as a key metric for the operation of its business. The Company shall clearly define criteria for withdrawal at the time of implementation and periodically confirm business profitability. If operation is justified for reasons other than profitability, the Company shall obtain the consent of shareholders.

◆	Grounds for Proposal

No results have been achieved despite the commitment of substantial funds over an extended period, such as investment in Japan Nuclear Fuel and assessments for the development of the Sendai Nuclear Power Unit No. 3. Neither a timeline nor a final investment amount has been determined, raising concerns regarding profitability. If power generation from fusion reactors or small modular reactors becomes feasible, the necessity and profitability of these investments may be significantly diminished.

For sound management, the Company should clearly define criteria for withdrawal.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

When making investment decisions on projects of a certain scale or beyond, including but not limited to investments related to nuclear power, the Company establishes an internal committee made up of management and members with expertise in the relevant divisions to carefully evaluate and discuss the profitability and risks, etc. before decisions are made by the Board of Directors including External Directors, etc.

In addition, after investing, regular monitoring is conducted with a view to minimizing risk and discussions are held on whether to continue or withdraw from failing projects based on certain rules. In the case of withdrawal, the decision is made by the Board of Directors including the External Directors, etc.

As the Articles of Incorporation are intended to prescribe the basic matters relating to the Company, the Board of Directors does not believe that there is any need to establish such provision regarding business execution as called for by this proposal.

Resolution No. 13: Partial Amendments to the Articles of Incorporation: Establishment of Organ Reviewing Group Companies

◆	Proposal Details

The following chapter and provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 48. (Establishment of Organ Reviewing Group Companies)

The Company has a large number of group companies, and shall therefore periodically verify that the structure and organization are efficient and functional suited to the times. In addition, the Company shall conduct evaluation through a dedicated committee that includes external experts.

◆	Grounds for Proposal

The structure and organization at the time of its establishment were efficient and functional for the times. However, with current changes in circumstances, it has become inefficient in many cases.

In addition, there may be group companies for which the original purpose of establishment is unclear, and the primary function has become the provision of management positions through personnel secondments. At a minimum, group companies with substantially similar business activities whose customers are predominantly other group companies shall be subject to review. Might it be also the case that a parent company is designated and work is circulated within the group?

Therefore, the Company shall periodically verify the structure and organization of group companies through a dedicated committee that includes external experts.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The Group’s basic approach is for companies to conduct management with independence for their respective roles spanning from businesses contributing to the operation of the electricity business to businesses providing a wide range of products and services to the general public. This is done with the aim of the realization of the Kyuden Group Management Vision 2035, and the Company and Group companies are coordinating with each other to work as a unified group.

In the Group management cycle, the Company agrees on the medium-term management plan formulated by each company based on the Group Management Vision, enters into annual performance agreements, and implements performance evaluations after the end of the fiscal year. For businesses that do not satisfy certain financial criteria, the Company may consider and implement remedial actions, including discontinuation of those businesses. Furthermore, Group companies are integrated and reorganized as needed according to changes in the management environment from the perspectives of promoting improvement of efficiency of management and enhancing corporate value in the Group as a whole.

In addition, the management status of Group companies is reported regularly to the Board of Directors, including the External Directors, which monitors them.

As the Articles of Incorporation are intended to prescribe the basic matters relating to the Company, the Board of Directors does not believe that there is any need to establish such provision regarding business execution as called for by this proposal.

Resolution No. 14: Partial Amendments to the Articles of Incorporation: Establishment of Organ Reviewing Personnel Evaluations

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 49. (Establishment of Organ Reviewing Personnel Evaluations)

The Company is promoting wage revisions based on individual performance, and it is important that personnel evaluations of employees are conducted in a fair and just manner. Therefore, the Company shall establish a dedicated committee to verify personnel evaluations.

◆	Grounds for Proposal

In seeking the early passage of permission, which is a critical matter for the Company, the requesting party focused on providing part of the explanation to the NRA and obtained its consent, which contributed to the resumption of nuclear power generation and generated substantial benefits for the Company. Notwithstanding these results, said party received a negative performance evaluation. Does the failure to appropriately recognize demonstrated results suggest that yes-men of the evaluator are favored?

Such a situation presents a significant risk, as it may foster a culture in which employees follow or tacitly accept supervisors’ instructions even if they violate compliance.

Therefore, the Company shall establish a dedicated committee to verify personnel evaluations in order to ensure that personnel evaluations of employees are conducted in a fair and just manner.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

With a view to achieving equal, fair and convincing personnel evaluations, the Company is offering various types of training to evaluators. It has also introduced a system to provide more appropriate evaluations that incorporates 360º evaluations conducted by colleagues, subordinates, and junior staff on the person being evaluated and a multilevel evaluation process in which multiple supervisors perform independent evaluations from different perspectives.

Furthermore, the supervisor will notify the individual of the results of the evaluation. In addition, initiatives taken over the course of the year are reviewed during the discussions between supervisors and subordinates that take place every year. Supervisors carefully explain subordinates’ strengths and points for improvement, support and take co-ownership of concrete steps for the future.

As the Articles of Incorporation are intended to prescribe the basic matters relating to the Company, the Board of Directors does not believe that there is any need to establish such provision regarding business execution as called for by this proposal.

Resolutions No. 15 through No. 23 are proposed by 48 shareholders.

Resolution No. 15: Partial Amendments to the Articles of Incorporation: Review of Crisis Management System

◆	Proposal Details

The following chapter and provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Chapter 8. Other Provisions

Article 50. (Review of Crisis Management System)

The Company shall establish a third-party committee for crisis management system review, that includes members of the public, in order to protect its nuclear power stations from terrorist acts and severe accidents and to enhance safety.

◆	Grounds for Proposal

At around 9:00 p.m. on July 26, 2025, security personnel at the Genkai Nuclear Power Station observed three lights emitted by an aircraft in flight. The Nuclear Special Guard Unit of the prefectural police that responded to the scene also confirmed the lights. Under the regulations of the Nuclear Regulation Authority, the installation of Specific Safety Facilities is mandated to prevent damage to reactor containment vessels in the event of intentional large-aircraft crashes or terrorist attack, and such facilities are in operation at the Company’s nuclear power stations. In relation to this incident, President Nishiyama stated, “Even where there are aspects that remain unclear, we will take all possible measures.” While details of the Specified Severe Accident Management Facilities are not disclosed in consideration of counter-terrorism, it is required that preventive measures against environmental risk factors that could cause harm to nuclear power stations, including intrusion detection and cyber threats, be clearly defined and disclosed. Governor Yamaguchi of Saga Prefecture has also requested, “Kyuden should conduct renewed inspections regarding aerial intrusion and verify its crisis management system.” Therefore, the Company shall establish a third-party committee for crisis management system review, that includes members of the public.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

In accordance with the Act on the Regulation of Nuclear Source Material, Nuclear Fuel Material and Reactors, the Company has established and appropriately operates Specialized Safety Facility as measures against intentional collisions involving large aircraft and other acts of terrorism.

Also, to address the intrusion of suspicious objects and suspicious individuals into the premises of the power stations and cyberattacks, the Company has established a department in charge at the power stations and has built an appropriate response system in cooperation with security authorities and other relevant entities.

In addition, regarding these measures, we are striving to improve response capabilities through repeated drills simulating emergencies. Furthermore, our efforts have been confirmed as appropriate through government inspections.

As the Articles of Incorporation are intended to prescribe the basic matters relating to the Company, the Board of Directors does not believe that there is any need to establish such provision regarding business execution as called for by this proposal.

Resolution No. 16: Partial Amendments to the Articles of Incorporation: Response to Nuclear Emergency Preparedness

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 51. (Response to Nuclear Emergency Preparedness)

Marking the 15th year since the Fukushima Daiichi Nuclear Power Plant accident, the Company shall establish a committee for nuclear emergency preparedness to undertake fundamental improvements to its nuclear emergency preparedness.

◆	Grounds for Proposal

Fifteen years have elapsed since the Fukushima Daiichi Nuclear Power Plant accident. According to the Reconstruction Agency, as of February 1, 2026, there remain 26,281 evacuees nationwide, and evacuation orders are still in place in parts of seven municipalities. The Act on Special Measures Concerning Nuclear Emergency Preparedness clearly stipulates the responsibilities of nuclear operators. In addition, the Nuclear Regulation Authority Guide for Emergency Preparedness and Response specifies that “nuclear operators shall, even in normal times, strive to examine effective methods for clear information dissemination and to promote understanding among those receiving the information.” In class action concerning the Fukushima Daiichi Nuclear Power Plant accident, the courts have recognized the liability of Tokyo Electric Power while not recognizing the liability of the government. Furthermore, in witness examination in injunction preventing operation of the Genkai Nuclear Power Station, the Company asked, “Are you aware that a guide to nuclear disaster preparedness has been distributed to every household?” However, this represents a significant misconception that the objectives of disaster preparedness education are achieved merely through such distribution. Therefore, the Company shall establish a committee for nuclear emergency preparedness that includes experts and members of the public in order to formulate effective evacuation plans that ensure safe evacuation in cooperation with local governments.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The national government, local governments, and operators work as one on nuclear disaster prevention, including evacuation plans, based on the Act on Special Measures for Responding to Nuclear Disasters.

Local governments have formulated regional disaster prevention plans and evacuation plans based on the Basic Act on Disaster Management, and the Regional Nuclear Disaster Management Council set up by the Cabinet Office supports the implementation and enhancement of these plans. We recognize that going forward, the Council will continue to make ongoing revisions to enhance effectiveness, taking into account various issues as they arise.

In addition, the Company has formulated a Nuclear Operator Emergency Action Plan consistent with the regional disaster prevention plans formulated by the relevant local governments. And through a series of nuclear disaster prevention drills, the Company is working to continuously make improvements with the aim of further improving the effectiveness of the disaster prevention system.

Furthermore, the Company explains its nuclear disaster prevention initiatives to local residents through opportunities such as visits even during normal times.

As the Articles of Incorporation are intended to prescribe the basic matters relating to the Company, the Board of Directors does not believe that there is any need to establish such provision regarding business execution as called for by this proposal.

Resolution No. 17: Partial Amendments to the Articles of Incorporation: Discontinuation of Plutonium-Thermal Power Generation

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 52. (Discontinuation of Plutonium-Thermal Power Generation) The Company shall not resume the plutonium-thermal power generation at Genkai Nuclear Power Station Units No. 3.

◆	Grounds for Proposal

In December 2025, an event suspected to involve abnormal combustion occurred with MOX fuels at Kansai Electric Power’s Takahama Nuclear Power Station Unit 4. The MOX fuels at Takahama Unit 4 were loaded in 2022 and subsequently used for two cycles. A third cycle had been planned, but upon restart in October, operation resumed with only eight assemblies, half of the originally intended number. The reason provided for not using the remaining eight assemblies was that there was a risk of exceeding burnup limits. In other words, those eight MOX fuel assemblies had already reached burnup levels beyond the normal assumed range. MOX fuels consist of mixed oxide of plutonium and uranium. However, the mixture is not perfectly homogeneous, often resulting in localized plutonium-rich spots. In these spots, the number of fission events is higher than in other areas, leading to increased fission gas release. In addition, localized power increases at these spots may raise the risk of fuel rod damage. Kansai Electric Power’s MOX fuels are fabricated at the Melox Plant in France. As the Company’s MOX fuels are also fabricated at the Melox plant, the safety of the fuels is called into question. Therefore, the Company shall not resume the plutonium-thermal power generation at Genkai Nuclear Power Station Units No. 3.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The policy of the national government as set forth in the 7th Strategic Energy Plan is to maximize the use of nuclear power, which is a power source that offers significant decarbonization benefits and contributes to a stable energy supply. Furthermore, regarding the utilization of nuclear power, the basic policy is to promote a nuclear fuel cycle that reprocesses spent fuels and effectively utilizes the plutonium, etc. retrieved, from the viewpoint of effective utilization of resources and reduction of the volume and harmfulness of high-level radioactive waste.

The Company believes that, given Japan’s energy situation as a nation with scarce resources, it is necessary to continue implementing plutonium-thermal operations in order to establish a nuclear fuel cycle and use limited resources effectively.

The Company has safely conducted plutonium-thermal operations from 2009 to 2023 using MOX fuel with comprehensive quality control measures in place.

We will continue to conduct plutonium-thermal operations at Genkai Nuclear Power Station Units No. 3, prioritizing safety above all else.

Therefore, the Board of Directors is opposed to the establishment of the provision in the Articles of Incorporation as called for by this proposal.

Resolution No. 18: Partial Amendments to the Articles of Incorporation: Discontinuation of Plutonium-thermal Power Generation

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 53. (Discontinuation of Plutonium-thermal Power Generation)

The Company shall discontinue plutonium-thermal power generation, which incurs costs approximately ten times higher than power generation using uranium fuels.

◆	Grounds for Proposal

Of the Company’s power stations, four units are currently operable: Genkai Nuclear Power Station Units 3 and 4, and Sendai Nuclear Power Station Units 1 and 2. Among these, plutonium-thermal power generation was conducted at Genkai Nuclear Power Station Unit 3 from 2009 through November 2023. Although currently suspended, it is expected to resume from FY2029 or later using MOX fuels fabricated at the Melox fuel fabrication plant in France. From a public perspective, safety is the primary concern; from a shareholder perspective, economic viability is the key concern. According to trade statistics published by the Ministry of Finance, the import value of 32 MOX fuel assemblies delivered to Kansai Electric Power’s Takahama Nuclear Power Station in November 2025 was \46,727.05 million, or approximately \1,460.22 million per assembly. By contrast, uranium fuels imported by Kansai Electric Power from the U.S. in 2024 totaled \5,137.69 million for 36 assemblies, or approximately \142.71 million per assembly. Thus, MOX fuels are roughly ten times more expensive than uranium fuels. While uranium fuels could be procured for approximately \2,300 million, the equivalent amount using MOX fuels would cost approximately \23,360 million. Plutonium-thermal power generation offers no economic advantage and is unlikely to gain shareholder support. Therefore, the Company shall discontinue plutonium-thermal power generation.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The policy of the national government as set forth in the 7th Strategic Energy Plan is to maximize the use of nuclear power, which is a power source that offers significant decarbonization benefits and contributes to a stable energy supply.

Furthermore, regarding the utilization of nuclear power, the basic policy is to promote a nuclear fuel cycle that reprocesses spent fuels and effectively utilizes the plutonium, etc. retrieved, from the viewpoint of effective utilization of resources and reduction of the volume and harmfulness of high-level radioactive waste.

The Company believes that, given Japan’s energy situation as a nation with scarce resources, it is necessary to implement plutonium-thermal operations in order to establish a nuclear fuel cycle and use limited resources effectively.

Fuel costs account for only about 10% of the total cost of nuclear power generation. Furthermore, since MOX fuel assemblies account for less than 10% of the total fuel used at our four operating nuclear power stations, we believe that the impact of the costs for obtaining MOX fuel on the cost of nuclear power generation is limited.

Therefore, the Board of Directors is opposed to the establishment of the provision in the Articles of Incorporation as called for by this proposal.

Resolution No. 19: Partial Amendments to the Articles of Incorporation: Suspension of Construction of the Dry Storage Facility on the Premises of Genkai Nuclear Power Station

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 54. (Suspension of Construction of the Dry Storage Facility on the Premises of Genkai Nuclear Power Station)

The Company has commenced construction of a dry storage facility on the premises of Genkai Nuclear Power Station. However, given the possibility that such storage could become permanent rather than interim, the Company shall temporarily suspend construction of the dry storage facility.

◆	Grounds for Proposal

The Company has commenced construction of a dry storage facility on the premises of Genkai Nuclear Power Station. While this facility is described as one for the interim storage of spent fuels until they are moved to a reprocessing plant, it is designed to store up to 960 spent fuel assemblies for as long as 60 years, giving rise to concerns that the fuels may not in fact be moved. For example, the spent fuel pool at the Rokkasho Reprocessing Plant already holds 2,968 tons of spent fuels (about 99% of its storage capacity). In addition, during test operations using spent fuels, 425 tons were reprocessed, and 346 canisters had been produced by 2013 from approximately 125 m3 of high-level liquid waste generated. However, as of the end of FY2024, approximately 227 m3 of high-level liquid waste remains in storage without having been vitrified. In Japan’s proprietary glass melting furnaces, the maximum internal temperature is 1,200°C, failing to vitrify high-level liquid waste. Therefore, the Company shall temporarily suspend construction of the dry storage facility at the Genkai Nuclear Power Station until vitrification of the high-level liquid waste currently stored at the Tokai Reprocessing Plant and the Rokkasho Reprocessing Plant has been completed.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The Company’s basic policy is to transport the spent nuclear fuel generated from the operation of nuclear power stations to Japan Nuclear Fuel’s Rokkasho Reprocessing Plant for reprocessing. We plan to transport the fuel in a systematic manner, taking into account the operational status of the Rokkasho Reprocessing Plant, and we are working to establish a dry storage facility to safely store spent fuel until it is transported.

In preparation for the completion of the Rokkasho Reprocessing Plant, Japan Nuclear Fuel is currently working to address the government’s review regarding compliance with the New Regulatory Requirements.

In addition, regarding the vitrification of high-level liquid waste at the Rokkasho Reprocessing Plant, Japan Nuclear Fuel has confirmed that all test items requiring confirmation were completed during the vitrification tests conducted between 2007 and 2013, and that the technology has been technically established.

Therefore, the Board of Directors is opposed to the establishment of the provision in the Articles of Incorporation as called for by this proposal.

Resolution No. 20: Partial Amendments to the Articles of Incorporation: Acquisition Limits of Plutonium

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 55. (Acquisition Limits of Plutonium)

The Company has no intention to hold plutonium in excess of its requirements. Therefore, the amount of plutonium to be acquired in a single reprocessing cycle shall be limited to approximately 0.7 tons, and no plutonium shall be acquired beyond this level.

◆	Grounds for Proposal

In 2018, the Japan Atomic Energy Commission adopted a new policy, “Japan’s current plutonium stockpile of approximately 47 tons would be set as the upper limit; it would be reduced, and would not be increased going forward.” Regarding granting permission for reprocessing and related activities, the policy further provides that, “Permission will be granted to ensure that reprocessing is conducted only to the extent necessary for the steady implementation of plutonium-thermal operations, taking into account the status of the Rokkasho Reprocessing Plant, MOX fuel fabrication plants, and plutonium-thermal operations.” At Genkai Nuclear Power Station Unit 3, plutonium-thermal operations involve the loading of up to 48 MOX fuel assemblies out of a total of 193 assemblies. These are loaded in stages: 16 assemblies in the first cycle, an additional 16 in the second cycle (total of 32), and a further 16 in the third cycle (total of 48). From the fourth cycle onward, 16 assemblies become spent fuels and replaced with 16 new assemblies in each cycle. The 16 MOX fuel assemblies loaded per cycle at Genkai Nuclear Power Station Unit 3 contain approximately 0.7 tons of plutonium. This amount of plutonium can be acquired by reprocessing approximately 130 spent fuel assemblies. Therefore, the Company shall limit reprocessing to approximately 130 assemblies and cap the amount of plutonium to be acquired at approximately 0.7 tons.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

With regard to the management of Japan’s total plutonium stockpile, the Nuclear Energy Commission has reaffirmed its commitment to the principle of not holding plutonium without a designated use, as set forth in the “Basic Principles on Japan’s Utilization of Plutonium” adopted in 2018.

The Company ensures that it does not hold any plutonium without a designated use through various means, including steadily utilizing the plutonium retrieved through reprocessing in plutonium-thermal operations at Genkai Unit No. 3, in accordance with the decisions of the commission.

Therefore, the Board of Directors is opposed to the establishment of the provision in the Articles of Incorporation as called for by this proposal.

Resolution No. 21: Partial Amendments to the Articles of Incorporation: Abandonment of Construction of the Dry Storage Facility on the Premises of Sendai Nuclear Power Station

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 56. (Abandonment of Construction of the Dry Storage Facility on the Premises of Sendai Nuclear Power Station)

The Company shall abandon its plan to construct a dry storage facility on the premises of Sendai Nuclear Power Station.

◆	Grounds for Proposal

During each periodic inspection, approximately 70 fuel assemblies per unit, approximately 140 in total, at Genkai Nuclear Power Station Units 3 and 4, and approximately 50 assemblies per unit, approximately 100 in total, at Sendai Nuclear Power Station Units 1 and 2 are replaced. Accordingly, approximately 240 spent fuel assemblies accumulate in the pool at the Genkai and Sendai Nuclear Power Stations every inspection. Meanwhile, even after the completion of the Rokkasho Reprocessing Plant, the Company will be permitted to reprocess only approximately 130 assemblies, which corresponds to the amount required to acquire plutonium for one cycle of plutonium-thermal operation. This means that, of the approximately 240 assemblies removed in each cycle, only about 130 can be reprocessed, while approximately 110 assemblies will continue to accumulate. The Company has repeatedly explained to Kagoshima Prefecture and Satsumasendai-shi that the dry storage facility is “an interim storage of spent fuels until they are moved to a reprocessing plant.” However, given that the Japan Atomic Energy Commission imposes strict limits on the amount of plutonium that power companies can acquire, it is not simply possible for the Company to stockpile substantial amounts of plutonium, no matter how much it aspires to do so. Therefore, the Company shall abandon its plan to construct a dry storage facility on the premises of Sendai Nuclear Power Station.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The Company’s basic policy is to transport the spent nuclear fuel generated from the operation of nuclear power stations to Japan Nuclear Fuel’s Rokkasho Reprocessing Plant for reprocessing.

We plan to transport the fuel in a systematic manner, taking into account the operational status of the Rokkasho Reprocessing Plant, and we are working to establish a dry storage facility to safely store spent fuel until it is transported.

With regard to the management of Japan’s total plutonium stockpile, the Nuclear Energy Commission has reaffirmed its commitment to the principle of not holding plutonium without a designated use, as set forth in the “Basic Principles on Japan’s Utilization of Plutonium” adopted in 2018. In accordance with the decisions of the commission, the Company ensures that it does not hold any plutonium without a designated use.

Therefore, the Board of Directors is opposed to the establishment of the provision in the Articles of Incorporation as called for by this proposal.

Resolution No. 22: Partial Amendments to the Articles of Incorporation: Promotion of Battery Energy Storage Business

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 57. (Promotion of Battery Energy Storage Business) The Company shall strengthen its battery energy storage business with the aim of further promoting renewable energy.

◆	Grounds for Proposal

In spring 2025, Kansai Electric Power announced that it would focus on the battery energy storage business and “aim to be a leading player in Japan.” Including planned capacity, it currently stands at 247 MW, with a plan to expand this fourfold to about 1,000 MW within five years. Kansai Electric Power has described the battery energy storage business as one that “generates revenue by executing optimal transactions in markets, including the balancing energy market,” and intends to leverage artificial intelligence (AI) to optimize transactions across multiple markets. Since October 2018, the Company has implemented output control, disconnecting power generated from renewable energy sources such as solar power from the grid. In FY2024, output control was carried out for 147 days, resulting in 1,496,490 MWh of electricity cut off. This illustrates how much electricity is being wasted. The Company should stop the inefficient practice of wasting valuable electricity to the greatest extent possible and instead maximize electricity utilization. Therefore, the Company shall strengthen its battery energy storage business going forward.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

Based on the “Kyuden Group Carbon Neutral Vision 2050,” the Group is promoting making renewable energy a main power source with the aim of achieving carbon neutrality by 2050.

To manage the output control of renewable energy, Kyushu Electric Power Transmission and Distribution, a group company, is responding appropriately to the priority dispatch rules set by the national government. Furthermore, in an effort to maximize the adoption of renewable energy, we are pursuing efforts such as utilizing storage batteries and pumped storage hydropower generation, expanding transmission capacity through the Kanmon Interconnection Line, and expanding online control.

In addition, with the aim of maximizing the value of renewable energy and expanding revenue through the electricity market trading, we are actively pursuing businesses that utilize storage batteries. For example, in fiscal year 2025, Group company Kyuden Mirai Energy will launch grid-scale battery business in Omuta City, Fukuoka Prefecture, and Omura City, Nagasaki Prefecture.

As the Articles of Incorporation are intended to prescribe the basic matters relating to the Company, the Board of Directors does not believe that there is any need to establish such provision regarding business execution as called for by this proposal.

Resolution No. 23: Partial Amendments to the Articles of Incorporation: Direct Disposal of Spent Fuels

◆	Proposal Details

The following provision shall be established in the Articles of Incorporation and added to the current Articles of Incorporation.

Article 58. (Direct Disposal of Spent Fuels) The Company shall not reprocess spent fuels and shall instead dispose of them directly.

◆	Grounds for Proposal

There are two approaches to the management of spent fuels: reprocessing for reuse, and geological disposal, which involves burying spent fuels directly underground without reprocessing. In Japan, the basic policy has been to recover plutonium through reprocessing, then vitrify high-level radioactive waste by mixing it with glass (canisters), and, after approximately 50 years of cooling, dispose of them underground at depths of 300 meters or more. However, Japan’s vitrification technology faces challenges. In glass melting furnaces, temperatures are maintained at 1,100-1,200°C to immobilize high-level liquid waste within glass. However, six elements known as the platinum group, including ruthenium, rhodium, palladium, osmium, and iridium, have melting points of 2,000°C, making them difficult to dissolve in the glass matrix and prone to settling. Since Japan’s melting furnaces cannot overcome this fatal flaw, they cannot prevent accumulation of platinum group elements from blocking the outlet. Therefore, the Company shall not reprocess spent fuels and shall instead dispose of them directly.

○	Opinion of the Board of Directors

The Board of Directors is opposed to this proposal.

The policy of the national government as set forth in the 7th Strategic Energy Plan is to maximize the use of nuclear power, which is a power source that offers significant decarbonization benefits and contributes to a stable energy supply. Furthermore, regarding the utilization of nuclear power, the basic policy is to promote a nuclear fuel cycle that reprocesses spent fuels and effectively utilizes the plutonium, etc. retrieved, from the viewpoint of effective utilization of resources and reduction of the volume and harmfulness of high-level radioactive waste.

The Company, believes that, given Japan’s energy situation as a nation with scarce resources, it is necessary to establish a nuclear fuel cycle and use limited resources effectively.

In preparation for the completion of the Rokkasho Reprocessing Plant, Japan Nuclear Fuel is currently working to address the government’s review regarding compliance with the new regulatory standards.

In addition, regarding the vitrification of high-level liquid waste at the Rokkasho Reprocessing Plant, Japan Nuclear Fuel has confirmed that all test items requiring confirmation were completed during the vitrification tests conducted between 2007 and 2013, and that the technology has been technically established.

Therefore, the Board of Directors is opposed to the establishment of the provision in the Articles of Incorporation as called for by this proposal.